UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed	by the Registrant ☒

Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AmerisourceBergen Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

January 9, 2009

Dear Stockholder:

We wish to advise you of a development that occurred after completion of AmerisourceBergen Corporation’s 2009 Proxy Statement. As more fully described below, AmerisourceBergen Corporation (the “Company”) has determined to make certain changes to the AmerisourceBergen Corporation Management Incentive Plan (the “Plan”), which is being submitted to the stockholders of the Company for approval at the 2009 Annual Meeting of Stockholders. The changes will be reflected in an amendment and restatement of the Plan, which the Company will adopt prior to the Annual Meeting, subject to stockholder approval. Therefore, your vote on the Plan will relate to the Plan as amended and restated to include the changes described below. If approved by the stockholders of the Company, the Plan, as amended and restated, would be effective as of February 19, 2009.

1.	Shares of Stock Subject to the Plan.

If the Plan is approved by the stockholders of the Company, the number of shares of common stock that would be available for issuance pursuant to awards under the Plan (including previous awards) may not exceed, in the aggregate, 43,300,000 shares of common stock of the Company. The Plan, as amended and restated, will not permit the Company to make available for future issuance under the Plan:

(a) any shares of common stock tendered to pay the exercise price of an option or other award under the Plan;

(b) any shares of common stock withheld by the Company to satisfy tax withholding obligations; or

(c) any shares of common stock not issued or delivered as a result of net settlement of an outstanding award under the Plan.

In addition, the Plan, as amended and restated, will provide that the Company may not use the cash proceeds from option exercises to repurchase shares of common stock on the open market for reuse under the Plan. The Company has historically administered its equity plans in accordance with these practices.

2.	Treatment of Stock Appreciation Rights (SARS).

Section 20 of the Plan prohibits the repricing of stock options issued under the Plan without prior stockholder approval. Section 20 currently does not address SARS. The Company has not issued any SARS under the Plan or any prior Company equity plans. Nevertheless, Section 20 of the Plan, as amended and restated, will prohibit the repricing of SARS without prior stockholder approval.

We appreciate your continued interest in the Company.

Sincerely,

JOHN G. CHOU Senior Vice President, General Counsel and Secretary

January 9, 2009

Dear Stockholder:

I am pleased to invite you to attend our 2009 Annual Meeting of Stockholders on Thursday, February 19, 2009, at 2:00 p.m., Eastern Time. The meeting will be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania.

The Notice of the 2009 Annual Meeting of Stockholders and the Proxy Statement describe the items of business for the meeting. At the meeting we also will report on AmerisourceBergen’s performance and operations during fiscal year 2008 and respond to stockholder questions.

Your vote is very important. Whether or not you plan to attend the 2009 Annual Meeting of Stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

Thank you for your support.

Sincerely,

RICHARD C. GOZON

Chairman of the Board

Notice of 2009 Annual Meeting of Stockholders

TIME AND DATE:	2:00 p.m., Eastern Time, on Thursday, February 19, 2009

PLACE:	Four Seasons Hotel Philadelphia One Logan Square Philadelphia, Pennsylvania

ITEMS OF BUSINESS:

(1)    To elect each of the three nominees named in the accompanying proxy statement (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2012 annual meeting and until his successor is duly elected and qualified;

(2) To ratify the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for fiscal year 2009;

(3) To approve amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and to approve the plan, as amended;

(4) To vote on a stockholder proposal to redeem AmerisourceBergen’s poison pill; and

(5) To transact any other business properly coming before the meeting.

WHO MAY VOTE:	Stockholders of record on December 22, 2008.

DATE OF AVAILABILITY:	This Notice and Proxy Statement are being made available to stockholders on or about January 9, 2009.

By order of the Board of Directors,

JOHN G. CHOU

Senior Vice President, General Counsel and Secretary

January 9, 2009

AmerisourceBergen Corporation

1300 Morris Drive

Chesterbrook, PA 19087

PROXY STATEMENT

Page

About the 2009 Annual Meeting and Voting at the Meeting	1
Election of Directors (Item 1 on the Proxy Card)	4
Additional Information about the Directors, the Board and the Board Committees	6
Codes of Ethics	14
Corporate Governance	14
Process for Identifying and Evaluating Director Nominees and for Submitting Recommendations	16
Audit Matters	17
Audit Committee Financial Expert	17
Report of the Audit and Corporate Responsibility Committee	17
Policy for Pre-Approval of Audit and Non-Audit Services	18
Independent Registered Public Accounting Firm’s Fees	18
Ratification of Appointment of Ernst & Young LLP as AmerisourceBergen’s Independent Registered Public Accounting Firm for Fiscal Year 2009 (Item 2 on the Proxy Card)	19
Approval of Amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and Approval of the Plan, As Amended (Item 3 on the Proxy Card)	20
Compensation Committee Matters	30
Executive Compensation	31
Compensation Discussion and Analysis	31
Compensation Committee Report	42
Executive Compensation Tables	43
Employment Agreements	49
Potential Payments upon Termination of Employment or Change in Control	50
Certain Transactions	54
Beneficial Ownership of Common Stock	54
Equity Compensation Plan Information	56
Stockholder Proposal to Redeem AmerisourceBergen’s Poison Pill (Item 4 on the Proxy Card)	56
Section 16(a) Beneficial Ownership Reporting Compliance	58
Availability of Form 10-K	58
Stockholder Proposals for Next Year’s Proxy Statement and Stockholder Communications	59
Appendix A — AmerisourceBergen Corporation Management Incentive Plan	A-1

ABOUT THE 2009 ANNUAL MEETING AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

This Proxy Statement is furnished by AmerisourceBergen’s Board of Directors in connection with its solicitation of proxies for use at the 2009 Annual Meeting of Stockholders to be held February 19, 2009, and at any adjournments thereof. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 accompanies this Notice and Proxy Statement, but is not incorporated as a part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material.

What are the items of business for the meeting?

The items of business for the meeting are as follows:

•

To elect each of the three nominees named in the accompanying proxy statement (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2012 annual meeting and until his successor is duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for fiscal year 2009;

•	To approve amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and to approve the plan, as amended;

•	To vote on a stockholder proposal to redeem AmerisourceBergen’s poison pill; and

•	To transact any other business properly coming before the meeting.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

What if I received in the mail a Notice of Internet Availability of Proxy Materials?

We are providing access to our proxy materials over the Internet. Accordingly, on or about January 9, 2009, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request to receive a printed copy of our proxy materials for the 2009 Annual Meeting. If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

You may vote if you owned shares of our common stock as of the close of business on December 22, 2008, which is the record date. You are entitled to one vote for each share of common stock that you own. As of December 22, 2008, we had 154,118,275 shares of common stock outstanding.

What shares can I vote?

You may vote all shares owned by you as of the close of business on December 22, 2008, the record date. These shares include:

•	Shares held directly in your name as the stockholder of record.

•

Shares of which you are the beneficial owner but not the stockholder of record. These are shares that are held for you through a broker, trustee or other nominee such as a bank, including shares purchased through any 401(k) plan as well as the AmerisourceBergen 2002 Employee Stock Purchase Plan.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

•	By Internet — We encourage you to vote and submit your proxy over the Internet at www.eproxy.com/abc.

•	By telephone — You may vote and submit your proxy by calling 1-866-580-9477.

•	By mail — If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may revoke your proxy by:

•	Changing your vote in the manner described below.

•	Notifying John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 in writing that you are revoking your proxy before it is voted at the meeting.

If you hold your shares through an account with a bank or broker, your ability to revoke your proxy depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

May I change my vote?

You may change your vote at any time before the polls close at the meeting. You may change your vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting.

•	Voting again over the Internet or by telephone prior to 2:00 p.m., Eastern Time, on February 19, 2009.

•	Voting at the meeting if you are the stockholder of record.

•	Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

•	For the election of the nominees for director named on page 5 of this Proxy Statement.

•	For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009.

•	For the approval of amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and to approve the plan, as amended.

•	Against a stockholder proposal to redeem AmerisourceBergen’s poison pill.

•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of your shares.

We recommend that you consolidate as many accounts as possible under the same name and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, BNY Mellon, at 1-877-296-3711.

Will my shares be voted if I do not provide my proxy?

If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the New York Stock Exchange, or NYSE, rules to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of directors and the ratification of the appointment of our independent registered public accounting firm are considered routine matters for which banks and brokers may vote without specific instructions from their customers.

May stockholders ask questions at the meeting?

Yes. Representatives of AmerisourceBergen will answer stockholders’ questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of the shares of our common stock outstanding as of December 22, 2008 must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Shares voted by banks or brokers on behalf of beneficial owners also are counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

How many votes are needed for each proposal and how are the votes counted?

Each director must be elected by a majority of the votes cast, meaning that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Please see “Corporate Governance” for more information.

The favorable vote of a majority of the votes cast will be required for:

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

•	the approval of amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and to approve the plan, as amended; and

•	the approval of a stockholder proposal to redeem AmerisourceBergen’s poison pill.

Any other proposal that might properly come before the meeting will require the favorable vote of a majority of the votes cast in order to be approved.

Abstentions will be counted as negative votes in the tabulation of the votes cast by stockholders. Broker non-votes will not be counted in the tabulation of the votes cast on the proposal but will be counted for purposes of establishing a quorum.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is AmerisourceBergen aware of any other item of business that will be presented at the meeting?

We are not aware of any other business to be presented at the 2009 Annual Meeting of Stockholders. However, if any other matter should properly come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matter.

Will there be any further solicitation of proxies for the meeting?

Our directors, officers and employees may solicit proxies by telephone or in person. In addition, we have hired Morrow & Co., Inc. to assist us in soliciting proxies, if necessary. Morrow may solicit proxies by telephone or in person. We will pay Morrow a fee of $8,500, plus expenses, for providing such services. All costs and expenses of any solicitation, including the cost of preparing this Proxy Statement and posting it on the Internet and mailing the Notice of Internet Availability of Proxy Materials, will be borne by AmerisourceBergen.

Will AmerisourceBergen reimburse any expenses of banks, brokers, nominees and fiduciaries?

We will reimburse the expenses of banks, brokers, nominees and fiduciaries that send notices, proxies and proxy materials to our stockholders.

Will the directors be in attendance at the meeting?

We currently expect all of our directors to be in attendance at the 2009 Annual Meeting of Stockholders. It has been customary for our directors to attend our annual meetings of stockholders. Eight directors attended the 2008 Annual Meeting of Stockholders. One director was unable to attend the meeting due to a scheduling conflict.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

How often are directors elected?

AmerisourceBergen’s directors are divided into three classes — Class I, Class II and Class III—with each class currently being equal in number. The directors of each class serve for terms of three years. The terms of office of the classes are staggered so that only one class of directors is elected at each annual meeting of stockholders.

How many directors are to be elected at the meeting?

The term of office of the current Class II directors will expire at the 2009 Annual Meeting. There currently are three Class II directors, all of whom have been nominated for election at the 2009 Annual Meeting.

What is the size of the Board of Directors?

The Board of Directors currently consists of 9 members.

Who are the current Class II directors?

The current Class II directors are Richard C. Gozon, Michael J. Long and J. Lawrence Wilson.

Who are this year’s nominees?

Messrs. Gozon, Long and Wilson will stand for reelection as Class II directors.

Which of this year’s nominees are independent?

Each of Messrs. Gozon, Long and Wilson is independent (as independence is defined in Section 303A of the NYSE Listed Company Manual and in our corporate governance principles).

What is the term of office for which this year’s nominees are to be elected?

The nominees are to be elected for a three-year term and are expected to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified.

What if a nominee is unwilling or unable to serve?

Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, intends to serve a full term as a director if elected. However, if any of the nominees should become unavailable or unable to stand for election prior to the election, the shares represented by proxies may be voted for the election of substitute nominees selected by the Board of Directors.

Biographical information about this year’s nominees:

Richard C. Gozon

•	Age 70.

•	Chairman of the Board of Directors of AmerisourceBergen since February 2006.

•	Director of AmerisourceBergen since August 2001.

•	Director of AmeriSource Health Corporation from 1994 to August 2001.

•

Executive Vice President of Weyerhaeuser Company (international forest products company) and Chairman of North Pacific Paper Company (a joint venture between Weyerhauser Company and Nippon Paper Industries) from June 1994 until his retirement in 2002.

•	Also a director of AmeriGas Propane, Inc., Triumph Group, Inc. and UGI Corporation and a member of the Board of Trustees of Thomas Jefferson University.

Michael J. Long

•	Age 50.

•	Director of AmerisourceBergen since May 2006.

•	Director, President and Chief Operating Officer of Arrow Electronics, Inc. (global distributor of electronic components and computer products) since January 2007.

•	Senior Vice President and President, North America and Asia/Pacific Components for Arrow Electronics, Inc. from 2005 to January 2007.

•	President and Chief Operating Officer of Arrow North American Computer Products from 1998 to 2005.

•	President, Gates/Arrow Distributing from 1995 to 1999.

•	President, Capstone Electronics, an Arrow company, from 1994 to 1995.

J. Lawrence Wilson

•	Age 72.

•	Director of AmerisourceBergen since August 2001.

•	Director of AmeriSource Health Corporation from January 2000 to August 2001.

•	Chairman and Chief Executive Officer of Rohm and Haas Company (specialty chemicals and materials company) from 1988 until his retirement in 1999.

•	Also Lead Director of Cummins Inc. and a director of The Vanguard Group of Investment Companies.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the election of each of the three nominees named in this proxy statement to the Board of Directors.

ADDITIONAL INFORMATION ABOUT THE DIRECTORS, THE BOARD

AND THE BOARD COMMITTEES

Who are the Class I directors?

The Class I directors are Charles H. Cotros, Jane E. Henney, M.D. and R. David Yost.

When does the term of the Class I directors expire?

The term of office of the Class I directors will expire at the 2011 Annual Meeting of Stockholders.

Biographical information about Class I directors:

Charles H. Cotros

•	Age 71.

•	Director of AmerisourceBergen since January 2002.

•	Interim Chairman and Chief Executive Officer of Allied Waste Industries, Inc. (waste management services) from October 2004 to May 2005.

•	Chairman and Chief Executive Officer of Sysco Corporation (foodservice marketing and distribution organization) from January 2000 until his retirement in December 2002.

•	Held variety of other positions with Sysco Corporation starting in 1974, including President from 1999 until July 2000 and Chief Operating Officer from 1995 until January 2000.

•	Also a director of Allied Waste Industries, Inc.

Jane E. Henney, M.D.

•	Age 61.

•	Director of AmerisourceBergen since January 2002.

•	Professor, College of Medicine, University of Cincinnati since January 2008.

•	Senior Vice President and Provost for Health Affairs at the University of Cincinnati from July 2003 to January 2008.

•	Senior Scholar in Residence at the Association of Academic Health Centers in Washington, D.C. from 2001 to 2003.

•	Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001.

•	Vice President for Health Sciences at the University of New Mexico from 1994 to 1998.

•	Deputy Commissioner of Operations at the United States Food and Drug Administration from 1992 to 1994.

•	Dr. Henney is a medical oncologist and has held several posts at the National Cancer Institute, including Deputy Director from 1980 to 1985.

•	Also a director of AstraZeneca PLC and CIGNA Corporation.

R. David Yost

•	Age 61.

•	Director and Chief Executive Officer of AmerisourceBergen since August 2001.

•	President of AmerisourceBergen from August 2001 to October 2002 and since September 2007.

•

Chairman and Chief Executive Officer of AmeriSource Health Corporation from December 2000 to August 2001 and President and Chief Executive Officer of AmeriSource Health Corporation from May 1997 to December 2000.

•

Held variety of other positions with AmeriSource Health Corporation and its predecessors since 1974, including Executive Vice President – Operations of AmeriSource Health Corporation from 1995 to 1997.

Who are the Class III directors?

The Class III directors are Richard W. Gochnauer, Edward E. Hagenlocker and Henry W. McGee.

When does the term of the Class III directors expire?

The term of office of the Class III directors will expire at the 2010 Annual Meeting of Stockholders.

Biographical information about Class III directors:

Richard W. Gochnauer

•	Age 59.

•	Director of AmerisourceBergen since September 2008.

•

Director, President and Chief Executive Officer of United Stationers Inc. (wholesale distributor of business products) from 2002 to present, and Chief Operating Officer of United Stationers Inc. from October to December 2002.

•	President and Chief Operating Officer and Vice Chairman and President, International, of Golden State Foods Corporation from 1994 to 2002.

•	Also a director of Golden State Foods Corporation and Fieldstone Communities, Inc.

Edward E. Hagenlocker

•	Age 69.

•	Director of AmerisourceBergen since August 2001.

•	Director of AmeriSource Health Corporation from 1999 to August 2001.

•	Vice Chairman of Ford Motor Company (automobile manufacturer) from 1996 until his retirement in 1999 and Chairman of Visteon Automotive Systems from 1997 to 1999.

•	President of Ford Automotive Operations from 1994 to 1996 and Chairman of Ford of Europe in 1996.

•	Also a director of Air Products and Chemicals, Inc. and Ingersoll-Rand Company Limited.

Henry W. McGee

•	Age 55.

•	Director of AmerisourceBergen since November 2004.

•	President of HBO Home Entertainment (distributor of videos and DVDs), a unit of Home Box Office, Inc., since 1995.

•	Held variety of other positions with Home Box Office, Inc., Time Warner, Inc. (the parent of Home Box Office, Inc.) and their predecessors since 1979.

•	President of the Alvin Ailey Dance Foundation, Inc.

Are there any family relationships among AmerisourceBergen’s directors and executive officers?

No.

What are the committees of the Board of Directors?

The Board of Directors has the following standing committees: Executive and Finance; Audit and Corporate Responsibility; Compensation and Succession Planning; and Governance and Nominating.

Name of Committee and Members	Duties and Responsibilities of Committee
Executive and Finance
R. David Yost, Chairman Richard C. Gozon Edward E. Hagenlocker J. Lawrence Wilson

•  Exercises the authority of the Board of Directors between the meetings of the Board on matters that cannot be delayed, except as limited by Delaware law and our bylaws.

•  Reviews the asset and liability structure of the company and considers its funding and capital needs.

•  Reviews our dividend policy.

•  Reviews strategies developed by management to meet changing economic and market conditions.

•  At the request of the Board of Directors, reviews proposed capital expenditures and proposed acquisitions and divestitures.

Name of Committee and Members	Duties and Responsibilities of Committee
Audit and Corporate Responsibility
Edward E. Hagenlocker, Chairman Charles H. Cotros Jane E. Henney, M.D.

•  Appoints, and has authority to terminate, the company’s independent registered public accounting firm.

•  Pre-approves all audit and permitted non-audit services provided by the company’s independent registered public accounting firm.

•  Reviews and discusses with management and the company’s independent registered public accounting firm the company’s audited financial statements and interim quarterly financial statements as well as management’s discussion and analysis of the statements as set forth in Forms 10-K and 10-Q filed with the SEC.

•  Discusses with the company’s independent registered public accounting firm matters related to the conduct of the audit.

•  Reviews and discusses the independence of the company’s independent registered public accounting firm.

•  Prepares the Audit Committee report as required by SEC rules.

•  Reviews the scope of the proposed audit to be conducted by the company’s independent registered public accounting firm each fiscal year and the audit procedures to be utilized.

•  Discusses with management and/or the company’s independent registered public accounting firm significant financial reporting issues and accounting issues and the adequacy of our internal control over financial reporting.

•   Reviews with the company’s independent registered public accounting firm the effectiveness of our accounting and financial controls, including the company’s internal control over financial reporting.

•  Reviews internal audit function, internal audit plans, internal audit reports and management’s response to such reports.

•  Reviews appointment, performance and replacement of our senior internal auditor.

•  Reviews and approves all related persons transactions in accordance with the Related Persons Transactions Policy.

•  Oversees compliance with our Code of Ethics and Business Conduct.

Name of Committee and Members	Duties and Responsibilities of Committee
Compensation and Succession Planning
J. Lawrence Wilson, Chairman Richard C. Gozon Michael J. Long Henry W. McGee

•  Reviews and approves AmerisourceBergen’s executive compensation strategy and the individual elements of total compensation for the President and Chief Executive Officer and other members of senior management, including any other executive officers.

•  Ensures that executive compensation strategy supports stockholder interests.

•  Reviews and discusses with management the Compensation Discussion and Analysis and other disclosures about executive compensation that are required to be included in our Proxy Statement and Annual Report on Form 10-K.

•  Prepares a Compensation Committee report as required by SEC rules.

•  Evaluates performance of management annually.

•  Proposes stock option plans for approval by stockholders.

•  Administers and makes awards under our incentive compensation plans, including stock option plans.

•  Has sole authority for retaining and terminating any consulting firm used to assist in the evaluation of the compensation of the President and Chief Executive Officer or any other executive officer.

•  Ensures that any consulting firm retained by the committee to provide advice on executive compensation has not received, and will not receive, payment from AmerisourceBergen for the performance of any other services (other than de minimis amounts).

•  Administers and makes investment decisions relating to our retirement plans.

•  Administers our benefit plans.

•  Reviews with management and makes recommendations relating to succession planning and management development.

Name of Committee and Members	Duties and Responsibilities of Committee
Governance and Nominating
Charles H. Cotros, Chairman Edward E. Hagenlocker Jane E. Henney, M.D.

•  Recommends selection and qualification criteria for directors.

•  Identifies and recommends qualified candidates to serve as directors of the company.

•  Considers nominees for director recommended by stockholders.

•  Determines selection and qualification criteria for committee members.

•  Reviews and makes recommendations relating to succession planning for Board and Board committee leadership positions and prepares for Board vacancies.

•  Evaluates and advises the Board on the company’s approach to corporate governance.

•  Makes recommendations regarding the size and composition of the Board and the composition and responsibilities of committees.

•  Assesses the performance of the Board of Directors.

•  Reviews and makes recommendations to the Board regarding director compensation.

•  Has sole authority for retaining and terminating any consulting firm used to assist in the evaluation of the compensation of directors.

•  Ensures that any consulting firm retained by the committee has not received, and will not receive, payment from the company for the performance of any other services (other than de minimus amounts).

How often did the Board and the committees meet in fiscal year 2008?

During fiscal year 2008, the Board of Directors met six times; the Executive and Finance Committee met five times; the Audit and Corporate Responsibility Committee met ten times; the Compensation and Succession Planning Committee met seven times; and the Governance and Nominating Committee met four times.

Did each director attend at least 75% of the meetings of the Board of Directors and of the committees on which he or she served?

Yes.

Do the non-management directors meet regularly?

The non-management directors meet at or near the end of each regularly scheduled meeting of the Board of Directors. The Chairman of the Board of Directors presides at such meetings. If the Chairman is not present, the chairmen of the committees preside on a rotating basis.

How do interested parties make their concerns known to the non-management directors?

Interested parties who wish to make any concerns known to the non-management directors may submit communications at any time in writing to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. AmerisourceBergen’s Secretary will determine, in his good faith judgment, which communications will be relayed to the non-management directors.

How are directors compensated?

The following table summarizes the total compensation earned by directors who were not employees of AmerisourceBergen during fiscal year 2008. Directors who are employees of AmerisourceBergen receive no compensation for their service as directors or as members of Board committees.

Non-Employee Director Compensation at 2008 Fiscal Year End

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards (2)(4)	All Other Compensation (5)	Total
Charles H. Cotros	$39,000	$59,917	$97,193	$619	$196,729
Richard W. Gochnauer	$5,500	$311	$222	—	$6,033
Richard C. Gozon	$144,750	—	$97,193	—	$241,943
Edward E. Hagenlocker	$122,750	$434	$97,193	$199	$220,576
Jane E. Henney, M.D.	$33,000	$68,827	$97,193	—	$199,020
Michael J. Long	$24,750	$48,953	$78,134	—	$151,837
Henry W. McGee	$69,750	$62,841	$98,134	—	$230,725
J. Lawrence Wilson	$46,250	$69,261	$97,193	$891	$213,595

(1)

These amounts represent annual retainer and meeting fees earned by directors in cash for Board and committee service in fiscal year 2008, including amounts deferred into our deferred compensation plan.

(2)

The amounts reported represent the compensation cost that would be recognized by us in fiscal year 2008 in accordance with the Statement of Financial Accounting Standards No. 123R (FAS 123R) for all outstanding restricted stock and option awards held by directors, if the estimate of forfeitures related to service-based vesting conditions were disregarded. There were no forfeitures by the directors in fiscal year 2008. See Note 10 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for assumptions used to estimate the fair values of restricted stock and option awards granted during fiscal year 2008.

(3)

Restricted stock awards are payable in connection with a director’s initial election to the Board or, at the director’s election, in lieu of a director’s annual retainer. Such awards are made in quarterly increments generally on November 1, February 1, May 1 and August 1 of each year. Set forth below are the outstanding restricted stock awards held by each non-employee director as of September 30, 2008 and the grant date fair value of restricted stock awards granted to each of them in fiscal year 2008. The fair value of restricted stock is based on the closing price of our common stock on the date of grant.

Name	Restricted Stock Awards Outstanding at September 30, 2008 (# of shares)	Grant Date Fair Value of Stock Awards Granted in Fiscal Year 2008
Charles H. Cotros	4,286	$74,984
Richard W. Gochnauer	1,487	$56,893
Richard C. Gozon	—	—
Edward E. Hagenlocker	—	—
Jane E. Henney, M.D.	4,762	$74,984
Michael J. Long	3,984	$74,984
Henry W. McGee	3,462	$18,754
J. Lawrence Wilson	4,762	$74,984

(4)

On February 28, 2008, each non-employee director, except Richard Gochnauer, received a grant of non-qualified stock options to purchase 9,234 shares of our common stock with an exercise price of $42.31 per share. The option award had a grant date fair value of $100,000. On September 25, 2008, in connection with his initial election to the Board, Mr. Gochnauer received a grant of non-qualified stock options to purchase 4,139 shares of our common stock with an exercise price of $38.26 per share and a grant date fair value of $40,562. Grant date fair values were determined based on a binomial method of valuation. As of September 30, 2008, each non-employee director held the following outstanding stock options: Mr. Cotros — 48,734, Mr. Gochnauer — 4,139, Mr. Gozon — 121,883, Mr. Hagenlocker — 93,271, Dr. Henney — 35,346, Mr. Long — 23,352, Mr. McGee — 38,725 and Mr. Wilson — 81,008.

(5)	Amounts shown are the dividends accrued and paid on restricted stock that vested in fiscal year 2008.

Director Fees.    We pay our non-employee directors an annual retainer and meeting attendance fees in quarterly increments during the course of each year. During fiscal year 2008, the Chairman of the Board received an annual retainer of $90,000 and each other non-employee director received an annual retainer of $60,000. Mr. Gochnauer received a pro-rated portion of the annual retainer and fee for fiscal year 2008, the year in which he joined the Board. As explained below, a director may elect to have the annual retainer paid in cash, restricted common stock or options exercisable for common stock or credited to a deferred compensation account. For attending a Board meeting in person, the Chairman of the Board receives $7,500 and each other non-employee director receives $3,000. For attending a committee meeting in person, the Chairmen of the Audit and Corporate Responsibility Committee and the Compensation and Succession Planning Committee receive $5,000, the Chairman of the Governance and Nominating Committee receives $3,000 and other committee members receive $1,500. Telephonic meeting fees are 50% of the in-person meeting fee. A director may elect to have the meeting fees paid in cash or credited to a deferred compensation account. In addition, we provide our directors with a prescription drug benefit. We also reimburse our directors for the cost of transportation, food and lodging in connection with their service as directors.

Restricted Stock Awards.    Our non-employee directors receive a grant of restricted stock having a fair value of $50,000 in connection with their initial election to the Board. In most cases, the restrictions on the stock lapse three years after the grant date. A director who retires before the restrictions lapse may, in the Board’s discretion, receive a partial or full distribution of such stock. These grants are made under the AmerisourceBergen Corporation 2001 Restricted Stock Plan.

Option Awards.    Our non-employee directors also receive an annual grant of non-qualified options on our common stock having a grant date fair value of $100,000 (or a pro rata portion of the annual stock option grant in the year of their initial election to the Board). The exercise price of all options granted is the closing price of a share of our common stock on the date of grant. Options vest over three years beginning on the first anniversary of the grant date, with one-third of the options granted vesting each year. Vested options may be exercised at any time prior to the tenth anniversary of the grant date unless a director ceases to be a member of the Board. Generally, options will expire one or three years after the director ceases to be a member of the Board, depending on the reason for termination.

Deferral and Other Arrangements.    Directors may elect to defer all or any part of the annual retainer and meeting fees and credit the deferred amount to an account under the AmerisourceBergen Corporation 2001 Deferred Compensation Plan. Payment of deferred amounts will be made or begin on the first day of the month after the non-employee director ceases to serve as a director. A director may elect to receive the deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the deferred compensation plan.

Directors may also elect to forego 50% or more of their annual cash retainer and receive an enhanced amount of restricted stock or stock options for the cash compensation foregone. If they choose to receive restricted stock, they will receive restricted stock having a value equal to 125% of the cash compensation foregone. If they choose to receive options, they will receive non-qualified stock options having a fair value equal to 150% of the cash compensation foregone.

Stock Ownership Guidelines.    We require our non-employee directors to own shares of AmerisourceBergen common stock to align their interests with those of the stockholders and to provide an incentive to foster our long-term success. In the first and second years after their election to the Board, non-employee directors must own stock equal in value to one or two times the annual retainer, respectively. From and after the third year following their Board election, non-employee directors must own stock equal in value to at least three times the annual retainer.

CODES OF ETHICS

Has AmerisourceBergen adopted a code of ethics and business conduct that applies to directors, officers and employees?

The Board of Directors adopted the AmerisourceBergen Corporation Code of Ethics and Business Conduct, in its current form, in May 2004. It applies to directors and employees, including officers, and is intended to comply with the requirements of Section 303A.10 of the NYSE Listed Company Manual.

Any waivers of the application of the AmerisourceBergen Code of Ethics and Business Conduct to directors or executive officers must be made either by the Board of Directors or the Governance and Nominating Committee. We will disclose any such waiver or amendment of the Code of Ethics and Business Conduct promptly on our website.

Has AmerisourceBergen adopted a code of ethics for the principal executive officer and principal financial and accounting officers of AmerisourceBergen as required by SEC regulations?

We have adopted the AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers in accordance with Item 406 of the SEC’s Regulation S-K. It applies to our President and Chief Executive Officer, Chief Financial Officer and Corporate Controller. Any waiver or amendment of the AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers will be disclosed promptly on our website.

Where can stockholders obtain copies of the codes of ethics?

We have posted both the AmerisourceBergen Corporation Code of Ethics and Business Conduct and the AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers under the Investors section of our Internet website at www.amerisourcebergen.com. A copy of the AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers has also been filed with the SEC as an exhibit to our periodic reports under the Securities Exchange Act of 1934, as amended. In addition, we will provide copies of these codes of ethics in print without charge to any stockholder who makes written request to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

CORPORATE GOVERNANCE

Has AmerisourceBergen adopted corporate governance principles for the Board of Directors?

The Board of Directors has adopted the AmerisourceBergen Corporation Corporate Governance Principles, which are intended to comply with the requirements of Section 303A.09 of the NYSE Listed Company Manual.

The corporate governance principles for the Board, together with the charters of the Board committees, provide the framework for the governance of AmerisourceBergen. The Board reviews and updates the corporate governance principles and the committee charters from time to time to reflect corporate governance best practices. The corporate governance principles address a variety of governance issues, including:

•	Role and functions of the Board.

•	Qualifications of directors, including age limitations.

•	Mandatory tender of resignation by any director who changes employer or present job responsibility.

•	Independence of directors.

•	Election of directors, size of the Board and selection process.

•	Mandatory tender of resignation by any director or nominee who fails to receive the vote required under our bylaws.

•	Board committees.

•	Meetings of non-employee directors, including the procedures for determining which director will preside at such meetings.

•	Self-evaluation of the Board.

•	Ethics and conflicts of interest.

•	Reporting of concerns to non-employee directors or the Audit and Corporate Responsibility Committee.

•	Compensation of the Board.

•	Stock ownership requirements.

•	Access to senior management of the company.

•	Access to independent advisors.

The corporate governance principles are posted under the Investors section of our website at www.amerisourcebergen.com.

In accordance with our director resignation policy, two of our directors, Jane E. Henney, M.D. and Michael J. Long, offered to resign from the Board in 2008 when they changed their then present job responsibilities. In January 2008, Dr. Henney stepped down from her position as Senior Vice President and Provost for Health Affairs at the University of Cincinnati, but remained a Professor in the College of Medicine, University of Cincinnati. In March 2008, Mr. Long was promoted to President, Chief Operating Officer and elected a director of Arrow Electronics, Inc. In each case, the Governance and Nominating Committee considered these offers to resign, voted unanimously to reject them and recommended that the Board do the same. The Board then considered the offers to resign and the Governance and Nominating Committee’s recommendations at the next Board meeting. After discussion, the Board determined that it was in the best interest of the stockholders that Dr. Henney and Mr. Long remain on the Board in light of their respective knowledge and experience and substantial and continuing contributions to the Board. Neither Dr. Henney nor Mr. Long participated in the Governance and Nominating Committee’s or the Board’s decisions concerning them.

Has the Board adopted a majority vote standard and director resignation policy?

In November 2007, the Board adopted amendments to our bylaws and corporate governance principles to provide for a majority voting standard for the election of directors. Under the majority vote standard, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that director. A plurality voting standard will apply instead of a majority voting standard if:

•	A stockholder has provided us with notice of a nominee for director in accordance with our bylaws; and

•	That nomination has not been withdrawn on or prior to the day next preceding the date the company first provides its notice of meeting for such meeting to stockholders.

Under Delaware law, if an incumbent nominee for director in an uncontested election does not receive the required votes for reelection, the director remains in office until a successor is elected and qualified. Our bylaws and corporate governance principles require each director nominee to tender an irrevocable resignation prior to the applicable meeting of stockholders and include post-election procedures in the event an incumbent director does not receive the required votes for reelection, as follows:

•	The Governance and Nominating Committee shall make a recommendation to the Board as to whether to accept the previously tendered resignation of the director.

•	The Board will act on the Governance and Nominating Committee’s recommendation.

•	The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

Has the Board determined which of the directors are independent?

The Board has determined that, except for Mr. Yost, all of the directors and director nominees are independent. Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board. If the three director nominees are elected at the 2009 Annual Meeting, eight out of nine directors then serving, or approximately 90% of the Board, will be independent.

The Board has adopted guidelines in our corporate governance principles to assist it in making independence determinations, which meet or exceed the independence requirements set forth in the NYSE listing standards. These guidelines are contained in Section 5 of our corporate governance principles, which are available to stockholders under the Investors section of our website at www.amerisourcebergen.com. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with AmerisourceBergen.

With the assistance of legal counsel to the company, the Board reviewed the applicable legal standards for director and Board committee member independence and our corporate governance standards. As a result of this review, the Board has determined that each of the following directors is independent: Charles H. Cotros, Richard W. Gochnauer, Richard C. Gozon, Edward E. Hagenlocker, Jane E. Henney, M.D., Michael J. Long, Henry W. McGee and J. Lawrence Wilson. The Board has also determined that, as required by their charters, all members of the Audit and Corporate Responsibility, Compensation and Succession Planning and Governance and Nominating Committees are independent. In addition to the independence standards in our corporate governance principles, members of the Audit and Corporate Responsibility Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from us other than their directors’ compensation. All members of the Audit and Corporate Responsibility Committee satisfy this additional SEC and NYSE independence requirement for audit committee members. We also apply this additional independence standard to the Compensation and Succession Planning Committee and the Governance and Nominating Committee and their members satisfy this standard. In undertaking its review, the Board considered that some of our directors serve on the board of directors of companies for which we perform (or may seek to perform) drug distribution and other services in the ordinary course of business.

Where can stockholders find our corporate governance documents?

Our corporate governance principles and the charters of the Executive and Finance, Audit and Corporate Responsibility, Compensation and Succession Planning and Governance and Nominating Committees have been posted under the Investors section of our website at www.amerisourcebergen.com.

Our corporate governance documents also are available in print upon request. Stockholders who wish to request any of such documents in print should submit their requests in writing to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES AND FOR

SUBMITTING RECOMMENDATIONS

How does the Governance and Nominating Committee identify and evaluate director nominees?

Director nominees should:

•	possess the highest personal and professional ethics, integrity and values,

•	be committed to representing the long-term interests of the stockholders, and

•	have an inquisitive and objective perspective, practical wisdom and mature judgment.

The Governance and Nominating Committee seeks to identify candidates who bring diverse experience at policymaking levels in business, management, marketing, finance, technology, human resources, communications, education, government, healthcare and in other areas that are relevant to our activities.

Additionally, director nominees should have sufficient time to effectively carry out their duties. The President and Chief Executive Officer of AmerisourceBergen may serve on the board of no more than one other public company. Other director nominees may serve on the boards of no more than four other public companies.

What process should a stockholder follow to propose nominees for consideration by the Governance and Nominating Committee?

Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names, appropriate biographical information and qualifications in writing to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

In considering any nominee proposed by a stockholder, the Governance and Nominating Committee will reach a conclusion based on the criteria described above. After full consideration, the stockholder proponent will be notified of the decision of the committee.

In order to be considered by the Governance and Nominating Committee for the Annual Meeting of Stockholders to be held in 2010, the name of the proposed nominee and supporting biographical information and description of the qualifications of the proposed nominee must be received by us no earlier than November 20, 2009 and no later than December 21, 2009. Our bylaws set forth the required information that a stockholder should provide about a nominee. You may obtain a copy of the company’s bylaw requirements by writing to the Secretary at the principal offices of the company. The deadline for submitting stockholder recommendations for nominees does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.

AUDIT MATTERS

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Hagenlocker is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Hagenlocker serves as Chairman of the Audit and Corporate Responsibility Committee.

Report of the Audit and Corporate Responsibility Committee

The Audit and Corporate Responsibility Committee consists of the three directors named below. All of the committee members are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual and our corporate governance principles) and all of the members are financially literate.

The committee reviewed and discussed with AmerisourceBergen’s management and its independent registered public accounting firm (i) the audited financial statements contained in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and (ii) the company’s internal control over financial reporting. AmerisourceBergen’s management has the primary responsibility for the company’s financial statements and its financial reporting and control processes and procedures, including its internal control over financial reporting and its disclosure controls and procedures. AmerisourceBergen’s management has represented to the Audit and Corporate Responsibility Committee that the financial statements contained in the company’s fiscal year 2008 10-K Report were prepared in accordance with U.S. generally accepted accounting principles and that the company’s internal control over financial reporting was effective as of September 30, 2008 (based on the criteria set forth in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission).

The committee discussed with the company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of the company’s accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements as well as such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States).

The committee discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee discussed with the independent registered public accounting firm the firm’s independence from the company and its management, including the matters in the written disclosures and letter which were received by the committee from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

The committee also discussed with the company’s independent registered public accounting firm, the firm’s audit of the effectiveness of the company’s internal control over financial reporting, including significant deficiencies identified, if any.

Based on the reviews and discussions referred to above, the Audit and Corporate Responsibility Committee recommended to the Board of Directors that the audited financial statements be included in AmerisourceBergen’s Annual Report on Form 10-K for fiscal year 2008.

AUDIT AND CORPORATE RESPONSIBILITY

COMMITTEE

Edward E. Hagenlocker, Chairman

Charles H. Cotros

Jane E. Henney, M.D.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit and Corporate Responsibility Committee’s policy is to pre-approve all audit services and all non-audit services that the company’s independent registered public accounting firm is permitted to perform for the company under applicable federal securities regulations. As permitted by the applicable regulations, the committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent registered public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

Independent Registered Public Accounting Firm’s Fees

During the fiscal years ended September 30, 2008 and 2007, Ernst & Young LLP, AmerisourceBergen’s independent registered public accounting firm, billed the company the fees set forth below in connection with services rendered by the independent registered public accounting firm to the company:

Fee Category	Fiscal year 2008	Fiscal year 2007
Audit Fees	$4,058,440	$4,182,619
Audit-Related Fees	1,274,230	2,269,445
Tax Fees	381,937	423,782
All Other Fees	4,000	4,000

TOTAL	$5,718,607	$6,879,846

Audit fees consisted of fees for the audit of AmerisourceBergen’s annual financial statements, consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002, review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of company documents filed with the SEC. Audit fees also included the fees for the audit of the effectiveness of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees consisted of fees for assurance and related services, including employee benefit plan audits and due diligence related to acquisitions. Audit-related fees also included (i) fees for the audit during fiscal year 2008 of financial statements for PMSI, our former workers’ compensation business, which we divested in October 2008, and (ii) fees for the audit during fiscal year 2007 of financial statements for our former institutional pharmacy services business, PharMerica Long-Term Care, which we spun off to our stockholders in July 2007, and related consultation and assistance, including consents and assistance with review of documents filed with the SEC related to the spin-off and the subsequent merger of PharMerica Long-Term Care with Kindred Healthcare’s institutional pharmacy business into a new public company.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services. Tax fees also included fees incurred in connection with the preparation of a legal opinion on the tax implications of a proposed corporate structure.

Other fees consisted of subscription fees for Internet-based professional literature.

Our Audit and Corporate Responsibility Committee reviewed and approved all fees charged by Ernst & Young LLP in accordance with the policy described above and monitored the relationship between audit and permissible non-audit services provided. The policy is intended to ensure that the fees earned by Ernst & Young are consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions.

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS

AMERISOURCEBERGEN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2009

(Item 2 on the Proxy Card)

What am I voting on?

You are voting on the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for the fiscal year ending September 30, 2009. The Audit and Corporate Responsibility Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2009. Although our governing documents do not require the submission of the appointment of AmerisourceBergen’s independent registered public accounting firm to the stockholders for approval, the Board considers it desirable that the stockholders ratify the appointment of Ernst & Young LLP. Should the stockholders not ratify the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for the fiscal year ending September 30, 2009, the Audit and Corporate Responsibility Committee will investigate the reasons for the rejection by the stockholders and will reconsider the appointment of Ernst & Young LLP.

What services will the independent registered public accounting firm provide?

Audit services provided by Ernst & Young LLP for fiscal year 2009 will include the examination of the consolidated financial statements of AmerisourceBergen and services related to periodic filings made with the SEC. Audit services for fiscal year 2009 also will include the audit of the effectiveness of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, Ernst & Young LLP may provide audit-related, tax and other services comparable in nature to the services performed in fiscal years 2007 and 2008, as described above under the heading Independent Registered Public Accounting Firm’s Fees.

Will representatives of the independent registered public accounting firm be present at the Annual Meeting?

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for fiscal year 2009.

APPROVAL OF AMENDMENTS TO THE AMERISOURCEBERGEN CORPORATION 2002 MANAGEMENT STOCK INCENTIVE PLAN AND APPROVAL OF THE PLAN, AS AMENDED

(Item 3 on the Proxy Card)

What am I voting on?

You are voting on a proposal to approve the AmerisourceBergen Corporation Management Incentive Plan (the “Plan”) in the form attached to this Proxy Statement as Appendix A, which is an amendment and restatement of the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan. This amended and restated Plan includes a number of changes. The most important changes to the Plan are described below under “What are the changes being made by this amended and restated Plan?”. Stockholder approval of the amended and restated Plan is a condition for favorable tax treatment of stock options intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the company to maintain the deductibility of any performance-based compensation granted under the Plan to certain officers under Section 162(m) of the Code.

Has the Compensation and Succession Planning Committee approved the amended and restated Plan?

Yes. The Compensation and Succession Planning Committee of the Board of Directors (the “Compensation Committee”), which administers the Plan, has unanimously approved the amended and restated Plan, subject to stockholder approval.

What are the changes being made by this amended and restated Plan?

The most important changes are described below:

•	Expiration Date of Plan. The amended and restated Plan extends the expiration date of the Plan to February 18, 2019.

•

Increase in Number of Available Shares. The amended and restated Plan increases the number of shares of our common stock that may be issued pursuant to awards granted under the Plan by 8,500,000 shares for a total number of shares available for issuance under the Plan of 43,300,000. No more than 2,000,000 of such total number of shares may be issued in connection with stock awards, restricted stock units and performance share awards.

•

Increase in Calendar Year Limit. The Plan provides for a calendar year limit on the number of shares of common stock that an eligible individual may receive pursuant to awards under the Plan in any calendar year. The amended and restated Plan increases this calendar year share limit from 250,000 to 300,000.

•	Eligibility. The amended and restated Plan allows awards to be granted to our directors and independent contractors under the Plan.

•

Enhanced Retirement Benefits. The amended and restated Plan provides that, for awards made on or after February 19, 2009, an employee who has completed at least 60 continuous months of service with us who retires after attaining age 62 will continue to vest in his or her awards under the Plan and, with respect to stock options and stock appreciation rights, can continue to exercise such award until the stated expiration date of such award.

•

Authority of Committee. The amended and restated Plan permits the Compensation Committee or its delegate to waive repurchase and lapse restrictions with respect to stock awards and restricted stock units.

•

Forfeiture and Repayment Rules. The amended and restated Plan provides that, for awards made on or after February 19, 2009, if a participant is terminated for cause or otherwise breaches certain obligations to the company, that participant will immediately forfeit any rights he or she had to outstanding awards and will be required to pay over to us the economic benefit realized upon the vesting or exercise of an award.

Why are these changes necessary?

Extending the expiration date of the Plan until February 18, 2019 is necessary in order for us to continue to provide awards under the Plan. Without this amendment and restatement, no further awards can be made under the Plan after April 22, 2009. We rely heavily on the Plan to recruit, retain and reward qualified employees, officers and other eligible recipients.

The current aggregate number of shares of our common stock that may be issued pursuant to awards under the Plan is 34,800,000, of which only approximately 7,990,000 remain available for awards under the Plan. The increase in the number of shares of common stock that may be issued pursuant to awards under the Plan is necessary in order to replenish the supply of shares available for issuance under the Plan. As stated above, we rely heavily on the Plan to recruit, retain and reward qualified employees, officers, and other eligible recipients. We expect that the remaining 7,990,000 shares plus the additional 8,500,000 shares will be sufficient to cover awards under the Plan for at least eight years.

We believe that allowing awards to be made under the Plan to our directors and independent contractors would enable us to use the Plan to further align their interests with the interests of our stockholders, which will encourage those individuals to materially contribute to our growth. In addition, allowing awards to be made under the Plan to directors and independent contractors will enable us to use the Plan to recruit, retain and reward qualified current and future directors and independent contractors.

Allowing employees who have completed at least 60 continuous months of service with us who retire from the company after attaining age 62 to continue to vest in their awards and continue to exercise stock options and stock appreciation rights until the expiration date of such awards will encourage and reward long-term dedicated service to the company and further align such employees’ long-term financial interests with the interests of our stockholders.

Providing the Compensation Committee with the discretion to waive repurchase and lapse restrictions applicable to stock awards and restricted stock units will provide the Compensation Committee with the flexibility to reward and retain qualified participants where circumstances warrant the waiver of such restrictions.

By providing that participants whose service with us is terminated for cause or who otherwise breach certain obligations to the company will forfeit any rights to outstanding awards and be required to pay over to us the economic benefit realized upon vesting or exercise of an award, the Plan will encourage loyalty to the company and provide an additional level of protection and leverage in connection with the activities of our current and future service providers while protecting the business interests of the company.

What is the effect on the Plan if the stockholders do not approve the amended and restated Plan?

If the stockholders do not approve the amended and restated Plan, no further awards may be made under the Plan after April 22, 2009.

What is the purpose of the Plan?

The purpose of the Plan, as amended and restated, is to provide employees and officers, as well as directors, independent contractors and consultants of the company and its subsidiaries with the opportunity to receive grants of stock awards and other incentive compensation. We believe that this will promote the company’s interests and the interests of stockholders by providing an additional means of attracting and retaining management personnel, encouraging the participants to contribute materially to the growth of the company and aligning the long-term financial interests of the participants with the interests of the stockholders.

Who is eligible to participate in the Plan?

All officers and other key employees and consultants of the company or its subsidiaries are eligible to participate in the Plan. If the amended and restated Plan is approved, directors and independent contractors of the company will also be eligible to participate in the Plan. We have five executive officers, all of whom participate in the Plan. We have eight non-employee directors who will be eligible to participate in the Plan if the amended and restated Plan is approved. There are approximately 520 employees who currently are considered eligible to participate in the Plan. There are no independent contractors or consultants who hold outstanding awards under the Plan.

When was the Plan formed?

The Plan is the result of the merger of the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan and the AmeriSource Health Corporation 2001 Stock Option Plan. The resulting merged Plan became effective on April 23, 2002. Grants made under the merged Plan following the merger of the prior plans are subject to the terms of the Plan. Grants made under the prior plans remain subject to the terms of the applicable prior plan. As of December 22, 2008, there were unexercised options for approximately 10,973,812 shares outstanding under the Plan, including 622,313 shares from the prior plans. The fair market value of the outstanding options was $28.2 million as of December 22, 2008.

What are the material features of the Plan?

The brief summary of the Plan which follows is qualified in its entirety by reference to the complete text of the amended and restated Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Administration of the Plan.    The Compensation Committee administers the Plan. Each member of the Compensation Committee is an “outside director” under Section 162(m) of the Code, a “non-employee director” under Section 16b-3 of the Securities Exchange Act of 1934, as amended, and an independent director under the listing standards of the NYSE.

Types and Descriptions of Options and Other Awards Under the Plan.    The Compensation Committee has discretionary authority to select which eligible persons will receive awards under the Plan. As discussed below, the Compensation Committee may delegate this authority to an administrator or the company’s Chief Executive Officer. The Plan permits grants of the following types of awards:

•	Stock options;

•	Stock appreciation rights (SARs);

•	Restricted stock awards;

•	Restricted stock units (RSUs);

•	Performance share awards; and

•	Other awards.

The Compensation Committee may grant stock options, restricted stock or other types of awards alone, in addition to, or in tandem with any other awards under the Plan. Generally, the Compensation Committee has the authority to determine the terms and conditions of all awards under the Plan, including vesting, exercisability, payment and restrictions applicable to awards. The Compensation Committee may also accelerate:

•	the vesting or payment of an award;

•	the lapse of restrictions applicable to an award; or

•	the date an option or SAR first becomes exercisable.

Stock Options.    The Compensation Committee may grant options to purchase shares of our common stock upon terms and conditions that the Compensation Committee may establish in its discretion, subject to the provisions of the Plan. Options may be non-qualified stock options and/or incentive stock options (“ISOs”). ISOs are intended to comply with Section 422 of the Code.

The exercise price of any option is determined by the Compensation Committee at the time of grant. Consistent with sound corporate governance practices:

•	the exercise price of options granted may not be less than the fair market value of the underlying shares of common stock on the date of grant; and

•	options granted may not be repriced by any method, including by cancellation and reissuance, without stockholder approval.

Subject to the terms of the specific option, the exercise price of a stock option may be paid in cash, previously owned shares, a combination of cash or previously owned shares, or through withholding of shares subject to the stock option. Generally, options will expire either seven or ten years after the date of grant.

Generally, unexercised options expire three months after the date of a voluntary termination of employment with the company. In the event that employment of the optionholder with the company terminates due to death, disability or termination by the company without cause, unexercised options will expire one year from the date of termination of employment. Generally, for unexercised options granted on or after August 10, 2004 but prior to February 19, 2009, in the event an employee retires from the company after having attained age 62 and having completed at least 60 months or more of continuous service with the company, the options will expire three years from the date of such retirement. Generally, for options granted on or after February 19, 2009, in the event an employee retires from the company after having attained age 62 and having completed at least 60 months or more of continuous employment with us, the options will continue to vest following the termination of employment and will expire on the stated expiration of the term of the award (generally seven years from the date of grant). If the company terminates an employee for cause, outstanding options terminate immediately. Except as described above, unvested options normally cease to vest upon any termination of employment.

Stock Appreciation Rights (“SARs”).    SARs are the right to receive the appreciation in the value of the company’s common stock over a specified period of time. The Compensation Committee may grant SARs separately or in tandem with an option. Tandem SARs may be granted either at the time the option is granted or at any time while the option remains outstanding. A recipient of tandem options and SARs may choose to exercise either the SAR or the corresponding option, but not both.

Upon exercising a SAR, a participant will receive an amount of cash, common stock, or a combination of cash and common stock equal to the amount by which the fair market value of the number of underlying shares of common stock on the date of exercise exceeds the stock appreciation right exercise price specified by the Compensation Committee when the SAR is awarded. Whether the payments upon exercise of the SAR are made in cash, in common stock, or in combination, is within the discretion of the Compensation Committee. On or after February 19, 2009, the Compensation Committee may grant SARs that will continue to vest following a participant’s retirement and will expire on the stated expiration date of the SAR (generally seven to ten years from the date of grant) in the event that the participant retires from the company after having attained age 62 and having completed at least 60 months or more of continuous employment with us.

Restricted Stock Awards.    Stock awards are grants of the company’s stock that are subject to at least one of the following minimum vesting conditions:

•	performance-based vesting that cannot be satisfied sooner than one year following the date of grant, or

•

time-based vesting that cannot be satisfied unless the participant remains employed or otherwise provides services to the company for three or more years from the date the restricted stock award is made.

The company expects that stock awards will provide for dividends to accrue, but not be paid, upon any restricted shares of the company’s common stock while they are vesting. Accrued dividends will be paid to the participant only if, and after, the restricted shares have vested.

For stock awards granted on or after February 19, 2009, the Compensation Committee may determine at the time of grant that if the participant retires from the company after having attained age 62 and having completed at least 60 months or more of continuous employment with us, the stock award will continue to vest following the termination of employment.

Restricted Stock Units (“RSUs”).    RSUs are grants of common stock-equivalents, which may be settled in our common stock or, if approved by the Board of Directors, in cash. RSUs are intended to be substantially similar to restricted stock awards with the exception that no shares of common stock are issued at the time of the grant of the award. Any shares of common stock issuable in settlement of an RSU will be issued only upon the vesting of that RSU. Like restricted stock awards, RSUs must be subject to at least one of the following minimum vesting conditions:

•	performance-based vesting that cannot be satisfied sooner than one year following the date of grant, or

•	time-based vesting that cannot be satisfied unless the participant remains employed or otherwise provides services to the company for three or more years from the date the RSU award is made.

For RSUs granted on or after February 19, 2009, the Compensation Committee may determine at the time of grant that if the participant retires from the company after having attained age 62 and having completed at least 60 months or more of continuous employment with us, the RSU will continue to vest following the termination of employment.

Performance Share Awards.    Performance share awards are grants of our common stock that are subject to restrictions or conditions determined by the Compensation Committee upon issuance of each award. Performance share awards permit participants to earn shares of common stock upon satisfaction of certain specified performance criteria and may be subject to other terms and conditions as the Compensation Committee may deem appropriate. For performance share awards granted on or after February 19, 2009, the Compensation Committee may determine at the time of grant that if the participant retires from the company after having attained age 62 and having completed at least 60 months or more of continuous employment with us, the participant will be considered to have remained employed with us until the end of the applicable performance period for purposes of determining whether the performance share award is partially or fully vested.

Other Awards.    The Compensation Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards which are not specifically described in the Plan but which the Compensation Committee determines to be consistent with the purposes of the Plan and the interests of the company. The Compensation Committee may also grant other awards which provide for cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Compensation Committee that are unrelated to the value of our common stock and which may be granted in tandem with, or independent of, other awards under the Plan.

Compensation Committee’s Delegation of Authority to an Administrator or the Chief Executive Officer.    The Compensation Committee has the power to delegate some or all of its authority under the Plan to an administrator who may be any individual or individuals designated by the Compensation Committee. The Compensation Committee may also delegate its authority to make awards to our Chief Executive Officer. However, the Chief Executive Officer may not have the authority to make awards for more than 50,000 shares to any individual in any year, or more than 250,000 shares in the aggregate in any year. In addition, the Chief Executive Officer may not make an award to a participant who:

•	is subject to reporting under Section 16(a) of the Securities Exchange Act of 1934,

•	is designated by the Compensation Committee as a person whose compensation is potentially subject to the limit on deductible compensation under Section 162(m) of the Code, or

•	is an officer to whom the Compensation Committee has delegated any authority.

Shares Available for Issuance Under the Plan.    The amended and restated Plan authorizes the issuance of 43,300,000 shares of common stock, including grants that occurred prior to the merger of the prior plans, provided that no more than 2,000,000 of such number of shares may be issued in respect of stock awards, RSUs and/or Performance share awards. Approximately 16,490,000 shares remain available for issuance under the amended and restated Plan.

Shares of common stock available under the Plan may be either authorized but unissued shares, treasury shares, or any combination thereof. To the extent a portion of an award granted under the Plan lapses, expires or otherwise terminates, the shares subject to that portion of the award will be available again for award under the Plan. Shares used to pay the exercise price of a stock option or other award or shares withheld from any award to satisfy a participant’s tax withholding obligations will also again be available for issuance under the Plan. Any shares underlying awards to any newly acquired employees in connection with a corporate transaction, such as a merger, will not reduce the number of shares available under the Plan.

Maximum Annual Grants.    The maximum number of shares that may be subject to grants made to any individual in any calendar year under the amended and restated Plan is 300,000 shares, provided that in the case of awards that are not based on the value of our common stock, the calendar year limit will be applied by taking into account the fair market value of each award expressed as a grant of common stock.

Special Forfeiture and Repayment Rules.    For grants of awards under the Plan on or after February 19, 2009, unless the Compensation Committee determines otherwise, if a Triggering Event (as defined below) occurs with respect to a participant, such participant will:

•

immediately forfeit any of his or her rights with respect to any (i) outstanding stock options and/or SAR, whether or not vested and exercisable, (ii) outstanding stock awards and/or RSU awards as to which the restrictions have not lapsed, (or, with respect to RSUs, restrictions have lapsed but the shares of our common stock underlying the restricted RSUs have not been delivered) and/or (iii) performance share awards and/or Section 162(m) awards as to which the applicable performance period has not expired or the applicable performance period has expired but such award has not yet been paid;

•

with respect to any stock option or SAR exercised within the 12 month period immediately prior to the date of the actions giving rise to the Triggering Event or anytime thereafter, be required to pay to the company an amount equal to the product of the number of shares of our common stock as to which the stock option or SAR was exercised, multiplied by the excess, if any, of the fair market value per share of our common stock on the date of exercise over the per share exercise price of that stock option or SAR;

•

with respect to stock awards and RSUs as to which the restrictions imposed on such stock awards and/or RSUs have lapsed within the 12 month period immediately prior to the date of the actions giving rise to the Triggering Event or anytime thereafter, be required to deliver to the company a number of unrestricted shares of our common stock equal to the number of shares of our common stock (or common stock-equivalent units in the case of RSUs) as to which restrictions have so lapsed during such 12-month period; provided that if, at the time delivery of the shares of our common stock by the participant is required, such Participant cannot deliver a number of unrestricted shares of our common stock equal to the number of shares of our common stock (or common stock-equivalent units in the case of RSUs) as to which restrictions have so lapsed during such 12-month period, in addition to the delivery of such unrestricted shares of our common stock by such participant at such time, the participant will be required to pay to the company an amount equal to the product of the number of such shares of our common stock (or common stock-equivalent units in the case of RSUs) as to which restrictions have so lapsed during such 12-month period (less the number of shares of our common stock delivered by the participant), multiplied by the excess, if any, of the fair market value of one share of our common stock as of the date such restrictions lapsed over the per share purchase price paid by the participant for such shares (or common stock-equivalent units), if any; and

•

with respect to a performance share award for which an applicable performance period ended within the 12 month period immediately prior to the date of the actions giving rise to the Triggering Event or anytime thereafter, for which the specified performance targets for such performance period were attained and which performance share award was paid to the participant, be required to pay to the company an amount equal to the product of (x) the number of shares of our common stock delivered to the participant, multiplied by (b) the excess, if any, of the fair market value of one share of our common stock as of the date such delivery over the per share purchase price paid by the participant for such shares, if any; and

•

with respect to a Section 162(m) award for which an applicable performance period which ended within the 12 month period immediately prior to the date of the actions giving rise to the Triggering Event or anytime thereafter, for which the specified performance targets for such performance period were attained and which Section 162(m) award was paid to the participant, be required to pay to the company an amount equal to: (i) in the case of a Section 162(m) award that is a stock option, SAR, stock award, RSU or performance share award, the amount to be paid by the participant to the company determined as described in the corresponding bullets above, or (ii) otherwise, the amount paid to the participant with respect to such Section 162(m) award.

As determined by the Compensation Committee or its delegate, a “Triggering Event” includes any of the following:

•	engagement in competitive behavior in specified circumstances;

•	solicitation of company employees;

•	termination for “Cause”;

•	disclosure of confidential information;

•	engagement in conduct which requires restatement of the company’s financial statements;

•	violation of the terms of an independent contractor agreement, consulting agreement or other similar agreement;

•	disparagement of the company or its affiliates;

•	discovery following termination of employment of conduct during employment that would be grounds for termination of employment for “Cause”; and

•	failure to cooperate with the company or its outside advisors with respect to investigations of any kind.

Adjustment Provisions.    The Plan provides for proportionate adjustments which the Compensation Committee deems appropriate to prevent the diminution or enlargement of rights of participants in the Plan in the event of any change in the outstanding common stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination, exchange of shares, or any other significant corporate event affecting the common stock.

Change in Control Provisions.    The Compensation Committee has additional authority in the event of a “change in control” as described below. A “change in control” of the company refers to certain circumstances under which there is a change in the ownership of a substantial block of the voting power of the outstanding capital stock of the company, a sale of all or substantially all of the company’s assets, a liquidation or dissolution of the company, or a change in the majority of the members of the Board of Directors. The Plan specifically defines the circumstances under which a “change in control” will be deemed to have occurred.

If a participant’s employment is involuntarily terminated by the company or a subsidiary, whether or not for cause, within two years following a change in control:

•	all options and SARs will immediately vest and become fully exercisable,

•	all restrictions and conditions of all stock awards and RSUs will lapse, and

•	all performance share awards shall be deemed to have been fully earned.

In addition, in the event of a change in control, the Board of Directors, in its sole discretion, may take any one or more of the following actions:

•	provide that options and SARs will be cancelled unless exercised within 30 days;

•	cancel and cash out the value of outstanding options and SARs (whether or not such option or SAR is otherwise exercisable);

•

provide for the cancellation of outstanding stock awards, RSU awards, performance share awards, Section 162(m) awards or other awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such award, as determined by the Board of Directors or the Compensation Committee, as the case may be, in its sole discretion;

•	substitute other property, including without limitation, cash or other securities of the company and securities of an entity other than the company, for awards granted under the Plan; and

•	make any other adjustments or take any other reasonable action, as the Board of Directors deems appropriate.

Transferability.    A participant may exercise awards only during his or her lifetime. Awards may not be transferred except upon the death of a participant, by will or under the laws of descent and distribution. Under certain circumstances, we may permit the transfer of an award to a participant’s family member or to one or more trusts established in whole or in part for the benefit of one or more of a participant’s family members.

Amendment or Termination of the Plan.    The Board of Directors or the Compensation Committee may terminate, modify, suspend or amend the Plan in whole or in part. However, the company will not effect such a termination, modification, suspension or amendment without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule. Except for proportionate adjustments necessitated by events such as a stock split, the Plan may not be amended to increase the maximum number of shares issuable under the Plan without stockholder approval. The Board of Directors and the Compensation Committee have broad authority to amend the Plan or any award to take into account changes in any applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

Duration of the Plan.    The Plan will remain in effect until:

•	the Board of Directors or the Compensation Committee terminates it, or

•	all awards are satisfied or terminated under the terms of the Plan.

No new awards may be made under the Plan after February 18, 2019.

Federal Income Tax Consequences

The anticipated federal income tax consequences for the different types of awards granted under the Plan, based on current federal income tax law, are briefly summarized below. This summary is not intended to be exhaustive or to describe consequences under particular tax circumstances. Among other things, it does not address possible local, state or foreign tax consequences.

The Plan is not qualified under Section 401(a) of the Code.

Incentive Stock Options.    In general, the value of an ISO is not included in the participant’s income at the time of grant, and the participant does not recognize income on exercise of an ISO for the purpose of computing regular income tax. When the participant sells shares of common stock received through the exercise of an ISO, all gain or loss on the sale of the shares will be treated as capital gain or loss, as long as the participant has held the shares for one year after exercise and two years after grant (holding period). In that instance, the company will not be entitled to a deduction. If the participant has held the shares of common stock for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss. If the participant disposes of common stock received through the exercise of an ISO before the holding period has expired (disqualifying disposition), the spread, up to the amount of the gain on disposition, will be ordinary income at the time of the disqualifying disposition. In this event, we will be entitled to a deduction.

Non-Qualified Stock Options.    In general, the value of a non-qualified stock option is not included in the participant’s income at the time of grant, unless the non-qualified stock option has a “readily ascertainable fair market value” at the time of grant. We do not anticipate that any non-qualified stock option will have a readily ascertainable fair market value on the date of grant. Upon exercise, the difference between the exercise price of the non-qualified stock option and the fair market value of the shares of common stock received generally will be recognized as ordinary income, subject to federal income tax withholding. In this instance, the company will be allowed a deduction. When the participant sells the shares of common stock received through the exercise of the non-qualified stock option, all further gain on the sale will be characterized as capital gain or loss. If the participant has held the shares of common stock for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.

SARs.    There generally are no federal income tax consequences to the participant or the company upon grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income equal to the cash received and the fair market value of any shares received. The income will generally be compensation income, subject to federal income tax withholding. The company will generally be entitled to a corresponding deduction. When the participant sells shares acquired by exercise of a SAR, the participant will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant’s tax basis in the shares, which is the amount of ordinary income recognized by the participant at the time of exercise of the SAR. The gain or loss will be a capital gain or loss if the stock is held as a capital asset.

Stock Awards and Performance Shares.    Generally, the participant will not recognize income upon the issuance of a stock award or an award of performance shares. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares, less any amount paid for the shares. At that time, the company generally will be entitled to a deduction. After any grant of a stock award or issuance of any performance shares, the participant may elect under Section 83(b) of the Code to recognize ordinary income in an amount equal to the fair market value of the shares. In this event, the company will have a corresponding deduction. If the participant elects such early taxation under Section 83(b), there is no further income recognition at the time the restrictions lapse, and we will not be entitled to any additional deduction. In this case, gain or loss recognized by the participant upon later sale of the shares will be capital gain or loss. If the participant makes the election but the stock is forfeited, the participant will not be entitled to the tax loss, except to any tax deduction or tax refund with respect to the tax previously paid.

RSUs.    A participant who is granted an RSU is not required to recognize any taxable income at the time of grant. Upon distribution of shares of our common stock in respect of an RSU, the fair market value of those shares will be taxable to the participant as ordinary income and the company will receive a deduction equal to the income recognized by the participant. Any subsequent disposition by the participant of the shares acquired pursuant to RSUs will result in capital gain or loss (based on the difference between the price received on disposition of the shares and the market value of the shares at the time of distribution).

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Code, compensation paid to the Chief Executive Officer or any of the next four most highly paid executive officers of the company (other than our Chief Financial Officer) in excess of $1 million per taxable year generally will be deductible for federal income tax purposes only if it qualifies as performance-based compensation. Awards may be granted under the Plan which will qualify as performance-based compensation within the meaning of Section 162(m) of the Code and regulations under that section.

What benefits will be received by our directors, officers and employees under the Plan?

The benefits that will be received in the future under the Plan by particular individuals or groups are not determinable at this time. As noted above, if the amended and restated Plan is approved, directors of the company will be eligible to receive awards under the Plan. As of December 22, 2008, there were restricted shares and unexercised options outstanding under the Plan as follows: 96,584 restricted shares and 3,053,885 options held by our named executive officers (who constitute all of our executive officers); and 450,238 restricted shares and 7,919,927 options held by our employees who are not executive officers. See also “Outstanding Equity Awards at 2008 Fiscal Year End” on page 46.

What are the effects of the changes made by the amended and restated Plan on existing stockholders?

Although the increase in the number of shares of common stock available for issuance under the Plan will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional options, stock awards or performance share awards under the Plan could affect our stockholders in a number of respects, including by:

•	decreasing the existing stockholders’ percentage equity ownership and voting power, and

•	depending on the price at which such awards are issued, diluting the earnings per share and book value per share of outstanding shares of our common stock at such time.

How many votes are needed for this proposal and how are the votes counted?

The approval of the amended and restated Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting. Abstentions will be counted in tabulations of the votes cast by stockholders on this proposal and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the approval of the amended and restated AmerisourceBergen Corporation Management Incentive Plan.

COMPENSATION COMMITTEE MATTERS

General

The members of the Compensation and Succession Planning Committee are J. Lawrence Wilson (Chairman), Richard C. Gozon, Michael J. Long and Henry W. McGee. The Board of Directors has determined that each of them is independent in accordance with the standards set forth in our corporate governance policies and those applicable to companies listed on the NYSE. None of the members of the committee has ever been an officer or employee of the company, is or was a participant in any related person transaction in 2008 (see page 54 for a description of our policy on related person transactions), or is an executive officer of another entity at which one of our executive officers serves on the board of directors.

The committee is responsible for our executive compensation program and review of succession planning. It reviews and approves compensation for our executives, including the named executive officers listed in the Summary Compensation Table on page 43. The committee also oversees our employee pension, long-term incentive, savings, health and welfare plans. The committee’s duties and responsibilities under its charter are described on page 10. The committee reviews its charter annually. The committee delegates the day-to-day administration of our pension and benefit plans to an internal benefits committee, composed of senior finance, human resources and legal executives.

Processes and Procedures

Meetings.    The committee met seven times in 2008. The Chairman, in consultation with the other committee members and with AmerisourceBergen management, prepares agendas, which address an annual calendar of topics and other matters requiring the attention of the committee. The committee meets without management present, whenever necessary to discuss matters it deems appropriate.

Role of External Compensation Consultant.    In November 2007, the committee’s charter was amended to provide that the committee has sole authority to retain or terminate any consulting firm engaged to advise it in the evaluation of compensation for executive officers, including the chief executive officer. Effective as of March 2008, any consulting firm retained by the committee to assist with executive compensation must be independent, although any such firm will not be disqualified if it has not received more than $100,000 in the aggregate for the performance of any other services for us (including services for management, another committee or the Board) during the fiscal year in which the firm is providing executive compensation-related services. In February 2008, the committee engaged Towers Perrin to serve as its external compensation consultant for the remainder of 2008, subject to annual renewals. Prior to Towers Perrin’s engagement, Mercer Human Resource Consulting served as the committee’s external compensation consultant.

During 2008, our external compensation consultants advised us on executive compensation matters, plan design and industry trends and practices. They prepared analyses and recommendations for the committee and the Board relating to all aspects of the compensation of our executives, including pay recommendations for Mr. Yost. Towers Perrin advised the committee on market practices regarding the treatment of equity incentive awards after retirement, and made recommendations on changes to our management incentive plan. Towers Perrin also reviewed the market positioning of the compensation provided to our named executive officers and other senior management. In addition to meeting with the committee without management present, the external compensation consultants met privately with members of the committee from time to time to plan for committee meetings and discuss executive compensation matters.

Towers Perrin did not receive compensation from us for the provision of any services other than those related to executive compensation. Mercer provided other general compensation services to us during 2008. These services included providing advice on compensation of sales personnel and actuarial services in connection with our pension and benefit plans. Mercer affiliates provided strategic and business consulting services for some of our operating subsidiaries during 2008.

Role of Executive Officers and Management.    Our senior vice president, human resources, in consultation with the chief executive officer and our compensation consultant, formulates recommendations on matters of compensation philosophy, plan design and specific awards for executive officers. The chief executive officer gives the committee a performance assessment and, taking into account the recommendation of our senior vice president, human resources, and our compensation consultant, a pay recommendation for each of the named executive officers other than himself. Our compensation consultant provides competitive data concerning Mr. Yost’s pay in comparison to the peer group. The committee considers the recommendations and competitive data and makes decisions, as it deems appropriate, on compensation for the named executive officers based on its assessment of individual performance and achievement of goals. Our chief executive officer, senior vice president, human resources, and senior vice president, general counsel and secretary generally attend the committee meetings, but they are not present when the committee meets in executive session and they do not make recommendations regarding their own compensation.

The Board of Directors establishes the compensation of directors upon the recommendation of the Governance and Nominating Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

AmerisourceBergen is one of the largest pharmaceutical services companies in the world. We operate in a highly competitive business environment. Our compensation program is designed to pay our executives fairly and to link compensation with the attainment of our financial and strategic goals. We believe that employees will be best motivated to achieve these goals by making a portion of their compensation dependent upon corporate performance and stockholder returns, and that executives should have a greater portion of their compensation at risk than other employees. Accordingly, a substantial portion of the compensation provided to our named executive officers is tied to our future performance.

Our long-term financial goals are to grow diluted earnings per share from continuing operations approximately 15 percent annually by growing operating revenues in line with pharmaceutical market growth, expanding operating margins and generating free cash flow that approximates net income. Our specific financial targets for each fiscal year may vary to some extent from our long-term goals based on industry trends and market conditions. Our compensation program is designed to provide total direct compensation (base salary, cash bonus and long-term incentive) in the median range for executives at the companies in our peer group when we deliver targeted financial results.

Our results from continuing operations in fiscal year 2008 reflected strong performance and resiliency in our business. Despite a difficult economy and soft pharmaceutical market, our revenue grew by 7% to $70.2 billion. We generated free cash flow of $599.8 million and income from continuing operations of $469.1 million. We achieved a return on invested capital (ROIC) that exceeded our weighted average cost of capital. Diluted earnings per share from continuing operations (EPS) were up by 14% to $2.89 per share. Our distribution business, and our specialty distribution business in particular, demonstrated solid growth this past year. We returned a substantial amount of cash to our stockholders in fiscal year 2008 through $48.7 million in dividends and $680 million in stock repurchases. Our management team, lead by R. David Yost, our President and Chief Executive Officer, instituted successful cost management and reduction initiatives in 2008. We had outstanding expense and working capital management. We believe that the leadership and demonstrated discipline of our management team will serve us well in the coming year. Under our bonus program, we exceeded our target goal for fiscal 2008 EPS, but were slightly below target for fiscal 2008 ROIC at the corporate and certain business unit levels. As a result, bonus payments to our named executive officers and to employees generally, which are paid out largely based on the attainment of specified financial goals, were slightly below the target established for fiscal year 2008. We believe our executive pay is reasonable and provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions.

Role of the Compensation and Succession Planning Committee

The committee reviews and makes decisions about executive compensation policies and plans. The committee determines the amount of base salary, cash bonus and long-term incentive awarded to our executives. The committee evaluates the named executive officers’ performance and determines their compensation in light of the objectives of our executive compensation program. Our chief executive officer and senior vice president, human resources, assist the committee in reaching compensation decisions with respect to the named executive officers and do not participate in decisions regarding their own compensation. The compensation consultant provides information and analysis to assist the committee in making decisions about our chief executive officer’s compensation and executive compensation generally.

Executive Compensation Policy and Objectives

We seek to employ and retain talented senior executives who will help us fulfill our business goals, meet the needs of our customers and suppliers and contribute to our long-term success. Our executive compensation program is designed to link pay with the achievement of our annual and long-term business goals.

The committee considers the following objectives in setting executive compensation:

•	Employ knowledgeable and experienced senior executives.

•	Align individual objectives and performance with company objectives and performance.

•	Motivate our employees to work for and achieve superior results from year-to-year and in the long-term.

•	Reward performance that exceeds established performance goals.

•	Align the long-term financial interests of our executives with those of our stockholders.

Benchmarking Process

We consider market pay practices when setting executive compensation. Benchmarking helps the committee assess whether our level of executive pay is appropriate when compared to industry standards. We generally conduct a detailed market review of executive pay every three years to evaluate each element of pay and benefit competitiveness, review pay practices (such as pay mix, incentive plan leverage, performance measurement and weighting) and compare performance against our peer group. In the interim years, the committee considers updated data to assess the competitiveness of our executive pay. We conducted our last detailed market review in 2007. In 2008, the committee primarily considered peer group proxy statement data for similar positions when benchmarking compensation for Messrs. Yost, DiCandilo and Collis and reviewed published compensation survey data when reviewing compensation for Ms. Fisher, Mr. Chou and other members of senior management. When assessing pay levels, the committee also reviews the relative positioning of our named executive officers with each other.

Our peer group is comprised of companies with business models and operations comparable to our own, including our two largest direct competitors. Most companies in our peer group are similar in size to AmerisourceBergen, and some of them also operate in the healthcare industry. Their revenues fall within a range of approximately 50% to 200% of our expected revenues. We believe this mix of companies reflects the type and complexity of business risks managed by our executives. We also believe that we compete with many of these companies for executive talent. The 2008 peer group was comprised of the following 15 companies:

2008 Peer Group

Cardinal Health, Inc.	Ingram Micro Inc.	Supervalu Inc.
Costco Wholesale Corporation	The Kroger Co.	Sysco Corporation
CVS Caremark Corporation	McKesson Corporation	Target Corporation
Federal Express Corporation	Medco Health Solutions, Inc.	United Parcel Service, Inc.
The Home Depot, Inc.	Safeway Inc.	Walgreen Co.

Our compensation program targets various levels relative to our peer group for each element of executive pay as follows:

Target Percentile Compensation for Fiscal Year 2008

Base Salary	Total Cash Compensation (Salary + Bonus)	Total Direct Compensation (Salary + Bonus + Long-Term Incentive)
35th percentile of peer group	50th percentile of peer group	50th – 75th percentile of peer group

For years in which we meet our financial goals, our program is intended to pay base salary in the range of the 35th percentile, total cash compensation (base salary and cash bonus) in the range of the 50th percentile, and total direct compensation (base salary, cash bonus and long-term incentive) at or above the median (50th percentile) of our peer group. If we exceed our financial goals, depending on the extent of our success, total direct compensation could reach the 75th percentile of our peer group. In fiscal year 2008, the base salaries and total cash compensation (base salary plus cash bonus) of our named executive officers were at or fell below our target percentiles, with one exception where total cash compensation fell substantially below target. Despite strong financial performance in fiscal year 2008, total direct compensation for each of our named executive officers fell below and, in some cases, substantially below our targeted 50th percentile for total direct compensation in fiscal year 2008. We took some action to address the difference between our compensation philosophy and actual pay for the most affected named executive officers. In November 2007, we implemented a performance-based long-term incentive award for Mr. Yost, in part to provide him with the opportunity to bring his total direct compensation closer to the median for chief executive officers in our peer group. In November 2008, we increased, where necessary, base salary and bonus opportunity available to our named executive officers for fiscal year 2009 to bring total cash compensation more in line with our target if we meet our financial goals.

Components of the Executive Compensation Program

Our executive compensation program consists of three components — base salary, cash bonus and long-term incentive. This represents a mix of fixed pay and short-and long-term incentives. A significant portion of each of our named executive officers’ pay is at risk or subject to our future performance. We believe that emphasizing incentive pay helps our executives to focus on the financial and strategic goals that create profitability and value for our stockholders.

Base Salary.    Base salary is a fixed component of pay that is determined yearly in advance. We aim to provide base salary that is reasonable for a company of our size and complexity, and sufficiently competitive to attract and retain talented individuals. For the named executive officers, we target base salary in the 35th percentile range for similar positions in our peer group. Base pay is intended to provide a regular stream of income and financial security for our executives. By providing base salary below our peer median, we place greater emphasis on incentive compensation for our named executive officers.

The committee reviews executive performance and pay each November. The committee determines whether an executive merits a salary increase and, if so, how much. Our executives are evaluated on job performance, changes in duties, scope and responsibilities and expected future contributions, and their pay is evaluated with reference to our peer group. In October 2007, we named our Senior Vice President, Human Resources, Jeanne B. Fisher, and our Senior Vice President, General Counsel and Secretary, John G. Chou, as executive officers. The committee approved the following salary increases for our named executive officers for fiscal year 2008:

Named Executive Officer	Fiscal Year 2008 Salary Increase
R. David Yost	4.5%
Michael D. DiCandilo	8.7%
Steven H. Collis	9.0%
Jeanne B. Fisher	12.1%
John G. Chou	17.4%

These salary increases reflected a positive performance review for all of the named executive officers in 2008. In addition to merit, the level of salary increases for the named executive officers other than Mr. Yost in 2008 were also intended to bring their base salaries closer to the targeted 35th percentile range for their positions. In May 2008, Mr. DiCandilo, our Executive Vice President and Chief Financial Officer, also assumed the position of Chief Operating Officer of AmerisourceBergen Drug Corporation, and his salary increase for 2008 reflects the added responsibilities associated with this promotion.

Cash Bonus.    Cash bonuses depend upon the achievement of pre-established performance goals for the fiscal year. We use cash bonuses to motivate executives to improve financial performance year-over-year and to reward executives who deliver targeted financial results in a particular year. All executives and other eligible employees participate in our annual cash bonus program – the AmerisourceBergen Corporation Annual Incentive Plan or AIP. In fiscal year 2008, our named executive officers were eligible to receive target cash bonuses ranging from 65% to 120% of their salary if we met our financial performance goals.

The committee establishes the performance goals, incentive levels and bonus maximums for each of our named executive officers under our AIP. When making its determinations, the committee reviews the financial and strategic plan prepared by management for the Board. It also reviews recommendations on incentive levels and bonus maximums prepared by the compensation consultant and our human resources department for the committee’s use. The committee makes its own assessment regarding the appropriate goals and target incentives for executives and then assigns a relative weighting to each performance measure. These weightings may differ for each named executive officer.

For each financial performance measure, there is a target and threshold. Target is the expected level of performance. Threshold refers to the minimum acceptable level of performance. We do not pay bonus if our performance is at or below the threshold. Executives may receive an amount in excess of their target bonus (up to an additional 50% of the target incentive level) if our performance exceeds our financial goals for the fiscal year. An individual’s actual bonus consists of the amount determined for exceeding the thresholds and, if applicable, an amount for exceeding the targets.

In November 2007, the committee approved performance measures for fiscal year 2008. Corporate financial performance measures for fiscal year 2008 were EPS of $2.86 and ROIC of 12.56%. In 2008, we began using our internal ROIC as a financial performance measure at both the corporate and business unit level. ROIC equals after tax operating income divided by invested capital. ROIC measures how well we generate cash flow relative to the capital we invest in our business, including not only the cost of the assets employed but also the cost to acquire those assets. Prior to fiscal year 2008, we used return on committed capital, or ROCC, as a financial performance measure at the corporate and business unit level for purposes of the AIP. We believe that our internal ROIC is a more comprehensive and appropriate way to measure our financial success going forward. The committee chose these measures because they are the key metrics used by management to set business goals and evaluate financial results. In addition, we communicate our expectations about future business performance to investors by using an EPS range for each fiscal year. We generally set EPS targets to reflect our goal of growing EPS approximately 15% annually, while allowing for some flexibility based on the impact of special items, industry trends and other market factors from year to year. The corporate financial performance measures apply to all of the named executive officers. The table below shows corporate financial performance measures and actual performance for fiscal year 2008:

Corporate Performance Metric	Threshold	Target (100% payout)	Actual Performance
EPS	$2.57	$2.86	$2.92	(1)
ROIC	10.71%	12.56%	12.15%

(1)	EPS is calculated based on diluted earnings per share from continuing operations of $2.89, plus the net impact of special items.

The majority of a business unit leader’s bonus is tied to business unit performance. We believe that this mix, which emphasizes business unit performance, appropriately links pay to operating responsibility. We select performance goals that generally reflect, at a minimum, greater than 10% annual earnings before interest and taxes (EBIT) growth in our business units each fiscal year. We establish business unit ROIC targets based on the proportionate contribution from the particular business that is necessary to achieve the overall corporate ROIC target for the fiscal year, which was 12.56% in fiscal year 2008. The committee intends the business unit performance goals to be challenging. Our specialty distribution group has achieved target on one or both of its measures four times in the last five fiscal years. Our drug distribution business has achieved target on one or both of its performance measures three times in the last five fiscal years.

Target and actual fiscal year 2008 cash bonuses for our named executive officers were as follows:

Name	2008 Base Salary	Target Incentive		Maximum Bonus Potential	Actual Percentage Payout vs. Target Incentive	Actual Bonus Payout
		Percent of Base Salary	Amount
R. David Yost	$1,188,000	120%	$1,425,600	$2,138,400	96.1%	$1,369,537
Michael D. DiCandilo	$625,000	105%	$656,250	$984,375	96.4%	$632,572
Steven H. Collis	$545,000	100%	$545,000	$817,500	99.1%	$540,095
Jeanne B. Fisher	$325,000	100%	$325,000	$487,500	97.4%	$316,446
John G. Chou	$300,000	65%	$195,000	$292,500	97.4%	$189,867

We delivered strong financial performance in fiscal year 2008. We exceeded target for our corporate EPS goal. We exceeded the threshold for our corporate ROIC goal, but were slightly below our target. As a result, bonuses to our named executive officers were slightly below the target incentive established for them. We link a substantial majority of the bonus to the achievement of corporate performance measures so that bonus payments to our most senior executives reflect our overall financial results for the year. Accordingly, over 80% of the bonus payments to Messrs. Yost and DiCandilo depended upon the achievement of corporate performance goals, with EPS weighted at 50% and 49% and ROIC weighted at 33% and 32% of the total target incentive for Mr. Yost and Mr. DiCandilo, respectively. The remaining portion of their bonus payment, 17% for Mr. Yost and 19% for Mr. DiCandilo, was tied to the attainment of individual leadership goals. The committee’s assessment of whether a particular individual met his or her leadership goal can involve both objective and subjective determinations, depending on the specific goal. The committee determined that Messrs. Yost and DiCandilo had met their leadership goals for 2008. Mr. Yost led the company to record revenues and EPS from continuing operations in fiscal year 2008. He successfully implemented expense management and cost reduction initiatives, which have served us well in light of the tightening economy, and avoided material regulatory failures. Mr. Yost also developed a succession plan for the position of our chief executive officer and implemented a corporate diversity program. Mr. DiCandilo successfully managed financial reporting and compliance and closed the fiscal year without any material weaknesses. Mr. DiCandilo developed and implemented a plan to divest our former workers’ compensation business, which was completed in October 2008. For Ms. Fisher and Mr. Chou, 70% of the bonus payment is tied to the achievement of corporate performance measures (with EPS weighted at 42% and ROIC weighted at 28% of the total target incentive) and 30% of the bonus depends upon the achievement of leadership goals. This balance reflects their responsibilities for our human resources and legal departments, respectively. The committee determined that Ms. Fisher and Mr. Chou met their leadership goals. Ms. Fisher implemented a corporate diversity program, a comprehensive training program and succession planning for our senior management. Mr. Chou maintained legal and ethical compliance in fiscal year 2008, avoiding any material regulatory failures, and successfully implemented departmental succession planning and training.

As Executive Vice President of AmerisourceBergen and President of the AmerisourceBergen Specialty Group, Mr. Collis received a bonus award that was tied to a greater extent to business unit performance. Fiscal year 2008 bonus for Mr. Collis was tied 25% to corporate EPS, 5% to corporate ROIC, 50% to Specialty Group EBIT, 10% to Specialty Group ROIC and 10% to leadership goals. In fiscal 2008, our Specialty Group exceeded its EBIT target, but fell between threshold and target for ROIC. The committee determined that Mr. Collis met his leadership goals, which included the charge to develop and execute structural changes within the Specialty Group to streamline its organization, reduce costs and improve its integration within our company.

The committee has discretion to give a bonus even though the pre-established performance goals have not been met. Historically, the committee has only exercised this discretion in unusual circumstances where a named executive officer has made significant contributions that were not reflected in the financial performance measures for the fiscal year. The committee did not award any discretionary bonus to named executive officers for fiscal year 2008.

In November 2008, the committee set fiscal year 2009 performance measures for our named executive officers. These measures include EPS and ROIC at the corporate level and, in the case of business unit leaders, EBIT and ROIC at the business unit level, as well as leadership goals. Fiscal year 2009 target incentive levels for the named executive officers range from 85% to 120% of base salary, with the opportunity for each named executive officer to earn an additional 50% of his or her target incentive level (or a maximum bonus, depending on the target incentive level, ranging from 127.5% to 180% of base salary) if we exceed our financial performance goals. A portion of each named executive officer’s bonus is tied to the attainment of individual leadership goals, which may include avoiding material regulatory or legal failure, executing specified business plans, developing succession plans and/or implementing corporate programs to address matters such as diversity, leadership development or employee satisfaction.

Long-Term Incentive.    We use equity incentive awards of stock options and restricted stock to align our management’s interests with those of our stockholders and to motivate continued efforts to achieve favorable financial results over the long-term. We believe that linking compensation to stock price appreciation encourages our management team to use their talent and best efforts to realize corporate goals.

Each February, the committee reviews and approves the number of long-term incentive awards to each named executive officer under the 2002 Management Stock Incentive Plan. In November 2008, subject to stockholder approval, we renamed this plan the Management Incentive Plan or MIP. In making its decisions, the committee reviews Mr. Yost’s recommendations, evaluates each individual’s position and responsibilities, job performance and expected future contributions to the company. Mr. Yost does not make any recommendations to the committee concerning the provision of long-term incentive awards to himself. The value of long-term incentive awards made to our named executive officers is also determined with reference to the total direct compensation made to the executive officers holding similar positions in our peer group.

Annual equity grants consist of a mix of stock options and restricted stock. Through 2005, we awarded only stock options. Beginning in 2006, we shifted to a mix of stock options and restricted stock to align our practices more closely with the companies with whom we compete for executive talent. The value of the annual equity grants to each executive is divided as follows: approximately 75% in the form of stock options and approximately 25% in the form of restricted stock. We believe that this mix provides our executives with an incentive for favorable long-term performance at a reasonable cost to the company. The use of equity incentives also supports our executive stock ownership requirements.

Stock options and restricted stock are subject to vesting and forfeiture provisions, described on page 53. For existing grants, restricted stock is forfeited if the executive leaves the company prior to vesting, except by reason of death, disability or an involuntary termination of employment within two years of a change in control of the company and unvested stock options are forfeited if the executive leaves the company for any reason other than an involuntary termination of employment within two years of a change in control of the company. In 2008, subject to stockholder approval, we amended the MIP to change the treatment of awards after retirement to support the plan’s focus on building value for the long-term. Retirement is defined as a voluntary termination of employment at age 62 with at least 60 months of continuous service. As a result of the changes, for equity awards made in 2009 and beyond, when an executive retires, unvested awards would continue to vest according to their schedule and vested options would remain exercisable for the length of their original term (which is currently expected to be seven years), subject to forfeiture and payment provisions for misconduct or competitive behavior that is detrimental to the company. We believe that these requirements support our goal of retaining executives and aligning individual performance with our long-term growth. In addition, we believe that the new post-retirement provisions for future awards provide a more appropriate incentive for our executives, particularly those near retirement, to continue to focus on our long-term performance and, with the forfeiture and payment provisions, an added measure of protection against detrimental behavior by former employees.

In fiscal year 2008, the named executive officers in the aggregate received options to purchase 292,500 shares of our common stock and were awarded 32,500 restricted shares of our common stock. These awards represented approximately 16% of the stock options and 15% of the restricted stock granted to our management and other employees as a whole in fiscal year 2008.

In November 2007, the committee approved a performance-based long-term incentive award for Mr. Yost under the MIP. Payment of the cash incentive depends upon the achievement of specified EPS and total stockholder return (TSR) goals over three one-year periods, beginning October 1, 2007 and ending September 30, 2010. The committee implemented this award for several reasons. First, Mr. Yost’s total direct compensation falls below our target of the median for total direct compensation of chief executive officers in our peer group. If the specified corporate goals are attained, payment of the cash incentive will bring Mr. Yost’s total direct compensation in line with our target. Second, in accordance with our stated objective of linking the compensation of executives who drive corporate financial results to the achievement of those results, the award provides Mr. Yost with an additional incentive to achieve superior financial results and growth for our stockholders over the long-term. We believe that the use of EPS and TSR goals provides a clear link between

Mr. Yost’s compensation and the creation and growth of stockholder value. Finally, the award promotes retention, as any payout is generally subject to Mr. Yost’s continuous employment throughout the performance period.

The award provides Mr. Yost with the opportunity to earn a target cash incentive of $2,700,000 if we meet target EPS and TSR each fiscal year during the performance period. The award could pay up to a maximum amount of $4,050,000 if we exceed both goals each fiscal year. The committee will certify annual EPS and TSR growth at the end of the performance period and determine the amount of the cash payout under the award. EPS and TSR goals are weighted equally when calculating the payout. TSR means the annual growth rate in the value of our common stock due to stock appreciation and the reinvestment of dividends. The beginning stock price used to calculate TSR each fiscal year will be the average closing sales prices on the NYSE for the trading days in the September immediately preceding the commencement of that fiscal year. The committee established the following performance goals for each fiscal year during the three-year performance period:

Performance Metric	Threshold	Target	Maximum
Annual EPS Growth	9%	12%	15% or Greater
AmerisourceBergen TSR Relative to S&P 500 TSR	40th Percentile	50th Percentile	75th Percentile or Greater

Based on our performance in fiscal year 2008, Mr. Yost became entitled to receive $1,350,000 under the award. Subject to some exceptions, Mr. Yost must remain employed by us from now until September 30, 2010 to become entitled to a payout under the award. If Mr. Yost dies, retires or terminates his employment because of disability before September 30, 2010, he will receive a bonus earned based on the performance years already completed, plus a pro rata portion through the date of termination of the bonus earned, if any, for the performance year in which the termination occurs. In addition, if a change in control of the company occurs before the end of the performance period, we will pay a bonus earned for any performance years already completed, plus one-third of the total target value for the performance year that includes the change in control event. In 2008, we amended the terms of the award to permit deferral elections in connection with the award and to change the timing of the payout. As a result of the amendments, Mr. Yost may not receive distribution of the award until at least 13 months after he terminates employment with us (other than as a result of his death), and may elect to defer receipt of the award for a longer period. We believe that this change is beneficial, as it gives Mr. Yost greater flexibility in planning for retirement.

Equity Award Grant Practices

We have a written policy on equity grants designed to formalize our equity grant practice and ensure that equity awards will be made on specified dates. We make annual stock option and restricted stock awards to executives and other eligible employees in the first calendar quarter of each year (around the time of our annual meeting of stockholders). We may make equity awards at other times during the year for new hires or other reasons, such as a job promotion or as a result of an acquisition. In accordance with our policy and the MIP, the committee has delegated limited authority to the chief executive officer to approve special grants to non-executive officers. These special awards may only be made on the 1st day of a month (or the next trading day, if the first day of the month is not a trading day). The committee or the Board must approve any equity awards to the named executive officers.

In all cases, the exercise price of any stock option award is the closing price of our common stock on the date of grant. We do not backdate or grant options or restricted stock retroactively. We generally schedule board and committee meetings at least one year in advance and, as noted above, make annual equity awards to our named executive officers at around the same time every year. We do not time our equity awards to take advantage of the release of earnings or other major announcements by us or market conditions.

Other Compensation

Our named executive officers receive a limited amount of other benefits. We believe that these benefits are important to attract and retain our executives. These benefits include a company matching contribution under the 401(k) plan, which is provided to all employee participants. We pay for tax and financial planning services for our executives to give them the opportunity to maximize the benefits from the compensation and benefits programs offered to them. We pay a car allowance for our chief executive officer. We view the car allowance as reasonable in consideration of the substantial time and effort we expect Mr. Yost to devote to business travel, employee recruitment and developing customer relationships. In the aggregate, these other benefits constitute only a small percentage of each named executive officer’s total compensation. These benefits appear in the All Other Compensation column in the Summary Compensation Table on page 43.

Employee and Retirement Benefits

Core employee benefits are available to the named executive officers on the same basis as all domestic employees. This approach supports our philosophy to provide basic employee and retirement benefits to our executives on an equal footing with our employees generally. They include medical and dental coverage, disability insurance, life insurance and a 401(k) plan.

In 2006, we began to offer a supplemental 401(k) plan to selected key management, including the named executive officers. We implemented this plan to address the absence of any non-legacy executive retirement plan following the 2001 merger to form the company and to permit executives to receive the full amount of the company match available for other employees generally under the 401(k) plan. This plan, which is called the AmerisourceBergen Corporation Supplemental 401(k) Plan, provides an annual contribution amount equal to 4% of a participant’s salary and bonus to the extent that his or her compensation exceeds IRS limits applicable to our 401(k) plan.

We maintain two pension plans that were in existence prior to the 2001 merger to form our company, both of which are now frozen with respect to participation and benefit accruals. Mr. Yost and Mr. DiCandilo are the only named executive officers who participate in these plans. As more fully described on pages 47-48, these legacy plans are:

•	a tax qualified pension plan, under which employees are generally eligible to retire and receive their accrued benefits at age 65 or later having completed at least 5 years of service.

•	a supplemental non-qualified pension plan for eligible employees, which provides benefits in excess of those permitted under the tax qualified plans.

Severance and Change in Control Benefits

Severance Benefits.    We will provide severance benefits if we discharge a named executive officer without cause or he or she leaves the company for good reason. An executive will be deemed to have a good reason to leave the company if we reduce his or her base salary or we otherwise fail to comply with our obligations (including by diminishing the executive’s authority, duties and responsibilities). We provide severance benefits to give executives a measure of financial security following the loss of employment and because we believe that these types of benefits are important to attract and retain our executives in a competitive industry. The terms of these severance benefits are set out in the employment agreements with each named executive officer and various plans, the material terms of which are described more fully on pages 49-51.

Severance benefits, which are generally paid for a period of two years following termination of employment unless otherwise noted, include:

•	continued payment of base salary and bonus (based on the average of the annual bonuses paid in the preceding 3 years);

•	reimbursement of costs incurred by the executive to continue health coverage after the termination of employment;

•	executive outplacement assistance;

•

if the termination occurs after bonuses for the preceding fiscal year are paid to employees generally, a pro rata target bonus for the year of termination of employment (paid when bonuses are paid to employees generally); and

•	any accrued but unpaid cash compensation, such as unpaid base salary, vacation pay and business expenses (paid in a lump sum within 30 days of termination of employment).

We do not provide severance benefits if a named executive officer is terminated for cause or leaves the company without good reason. In that case, we would only pay the named executive officer the amount of accrued obligations. We will have cause to fire an executive if he or she continues to fail to substantially perform his or her duties, engages in willful misconduct, is convicted of a felony or is convicted of a misdemeanor involving moral turpitude that materially harms the company.

Change in Control.    If a named executive officer’s employment is involuntarily terminated by us within two years following a change in control of the company, all unvested stock options will vest and restrictions on stock awards will lapse. In general, we condition acceleration of benefits on a double trigger – a change in control followed by an involuntary loss of employment within two years. (A single trigger would result in the acceleration of vesting immediately upon a change in control.) We believe that a double trigger approach better serves our objective, which is to provide financial protection to employees following an involuntary loss of employment in connection with a change in control. We believe that these types of benefits enable our executives to focus on important business decisions should we be acquired in the future without regard to how the transaction may affect them personally. We believe that this structure provides executives with an appropriate incentive to cooperate in completing a change in control transaction. The Board and the committee, however, have discretion under the MIP to take certain actions in the event of a change in control. These actions include cancelling options that are not exercised within 30 days after a change in control; cashing out the value of outstanding options; cancelling any restricted stock awards in exchange for the payment of cash, property or a combination of cash and property equal to the value of the award; or substituting other property (including securities of another entity) for awards granted under the MIP.

In addition, under the AIP plan, there is discretion to pay bonuses during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control.

Any payments that are made to the named executive officer as a result of termination are not intended to constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements of the named executive officers require us to reduce these payments, if necessary, to ensure that they do not constitute excess parachute payments.

Non-Compete Obligations.    For a period of two years following termination of employment, Messrs. Yost, DiCandilo and Chou and Ms. Fisher may not compete, directly or indirectly, with any business in which we or our subsidiaries engage or solicit any of our employees for employment. For a period of two years from termination of employment, Mr. Collis has agreed to refrain from being employed or engaged as a director, officer, consultant or independent contractor for specified competitors of the company or AmerisourceBergen Specialty Group and may not solicit any of our employees for employment.

Other Matters

Deferred Compensation

Executives may defer receipt of part or all of their cash compensation under our deferred compensation plan. The plan is intended to promote retention of executives by providing a long-term, tax efficient savings opportunity at low cost to us. Amounts deferred under the plan are allocated to the plan investment options chosen by the executive. The executive receives a quarterly adjustment in his or her account for any gains and losses on the amounts deferred under the plan. We have been operating the plan in compliance with the regulations promulgated pursuant to Section 409A of the Internal Revenue Code, which are applicable to non-qualified deferred compensation, and affect, among other things, severance or separation pay benefits, and approved Section 409A amendments to the plan in October 2008.

Executive Stock Ownership Guidelines

Our executives must own shares of our common stock in an amount equal to a multiple of their base salary. We believe that stock ownership aligns management’s interests with those of our stockholders and provides a continuing incentive for management to focus on long-term growth. Under our executive stock ownership guidelines, adopted in 2006, Mr. Yost must own shares worth five times his base salary and the other named executive officers must own shares worth three times their respective base salaries. Any other member of senior management to whom the guidelines are or become applicable has until August 10, 2009 or three years from the date of hire or the date of a change in status, whichever is later, to comply with the ownership requirements. Each of the named executive officers is in compliance with the guidelines. The committee reviews compliance with the guidelines on an annual basis. Penalties for non-compliance with the guidelines could include requiring the executive to use a portion of any annual cash incentive to purchase common stock, requiring the executive to hold shares of common stock purchased through option exercises or other potential penalties, including a combination of any of these.

Derivatives Trading and Hedging Prohibition

We prohibit illegal trading on the basis of material, non-public information and short-term or speculative transactions involving our securities. We believe that buying or selling derivative securities, such as puts or calls, on our common stock is inconsistent with the goal of aligning management’s interests with those of our stockholders and focusing on long-term growth. Our directors, officers and employees are not permitted to buy or sell derivative securities, such as puts or calls, on our stock or to hedge the economic exposure to the AmerisourceBergen stock that they own. We also strongly discourage our employees from holding shares of our stock in a margin account or pledging our stock as collateral for a loan. We have a written policy for our employees on these matters.

Tax and Accounting Considerations

In October 2008, the committee approved amendments to our executive employment agreements and other director and executive compensation and retirement plans in order to make them compliant or exempt from Section 409A of the Internal Revenue Code of 1986, as amended. Section 409A regulates deferred compensation by limiting the timing of deferral elections and the ability of companies to change the form and timing of payments. It generally requires that elections to receive payment in the future be made in a specific manner and that distributions occur on a specified date in the future. It does not permit payments to be accelerated once deferred. Failure to bring our arrangements into compliance with Section 409A could have resulted in a penalty on the individual beneficiaries of these arrangements. The deadline for Section 409A compliance was December 31, 2008. In general, the amendments to our plans clarified election and distribution procedures and otherwise updated our plans to reflect our current plan administration. The following compensation arrangements and retirement plans were amended: our executive employment agreements, the AmerisourceBergen Corporation Supplemental 401(k) Plan (formerly named the Executive Retirement Plan), the 2001 Restricted Stock Plan, the

Deferred Compensation Plan, the AmeriSource Supplemental Retirement Plan, the Bergen Supplemental Retirement Plan, and the Amended and Restated Long-Term Incentive Award for Mr. Yost.

In 2008, we paid cash compensation in the amount of $1,551,597 to Mr. Yost and $79,902 to Mr. Collis that was not deductible. U.S. federal tax law prohibits us from deducting compensation in excess of $1,000,000 paid to the named executive officers (other than, under current rules, the chief financial officer). Performance-based compensation, as defined in federal tax law, is fully deductible if the compensation program is approved by the stockholders and meets other requirements. We have not taken action to date to structure the elements of cash compensation payable to our executive officers so as to comply specifically with federal tax law regarding the deductibility of compensation in excess of $1,000,000. We will continue to consider and evaluate all of our compensation programs in light of federal tax law and regulations. However, we may continue to pay compensation that is not deductible if sound business judgment so requires.

As noted above in our discussion of severance benefits, any payments made to our named executive officers as a result of termination are not intended to constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. Our employment agreements with the named executive officers require us to reduce any such payments, if necessary, to ensure that they do not constitute excess parachute payments.

Compensation Committee Report

The Compensation and Succession Planning Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in the 2009 Proxy Statement. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2009 Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

COMPENSATION AND SUCCESSION PLANNING COMMITTEE

J. Lawrence Wilson, Chairman

Richard C. Gozon

Michael J. Long

Henry W. McGee

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid to or earned by our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and the three other most highly compensated executive officers during fiscal year 2008, who we refer to in this Proxy Statement as the named executive officers.

(A) Name and Principal Position	(B) Year	(C) Salary	(D) Stock Awards	(E) Option Awards	(F) Non-Equity Incentive Plan Compensation	(G) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(H) All Other Compensation	(I) Total
R. David Yost	2008	$1,182,060	$459,824	$1,136,786	$2,719,537	$83,451	$129,355	$5,711,013
President and Chief Executive Officer	2007	$1,130,754	$290,684	$853,698	$1,361,984	$1,092,815	$142,949	$4,872,884

Michael D. DiCandilo	2008	$619,231	$355,781	$854,140	$632,572	—	$63,645	$2,525,369
Executive Vice President and Chief Financial Officer, AmerisourceBergen Corporation, and Chief Operating Officer, AmerisourceBergen Drug Corporation	2007	$569,231	$221,025	$629,643	$653,258	$143,355	$66,184	$2,282,696

Steven H. Collis	2008	$539,807	$338,552	$824,868	$540,095	—	$50,009	$2,293,331
Executive Vice President, AmerisourceBergen Corporation, and President, AmerisourceBergen Specialty Group	2007	$495,384	$210,219	$611,061	$200,000	—	$93,539	$1,610,203

Jeanne B. Fisher	2008	$320,962	$114,582	$278,110	$316,446	—	$33,530	$1,063,630
Senior Vice President, Human Resources

John G. Chou	2008	$294,866	$65,199	$144,696	$189,867	—	$30,964	$725,592
Senior Vice President, General Counsel and Secretary

Salary (Column C)

The amounts reported as salary represent the base salaries paid to each of the named executive officers for each fiscal year shown. Amounts shown for Mr. Collis and Ms. Fisher include $73,981 and $61,187, respectively, deferred into our deferred compensation plan.

Stock Awards and Option Awards (Columns D and E)

The amounts reported in Columns D and E represent the compensation cost for current and prior year equity awards that would be recognized by us in the fiscal year shown in accordance with SFAS 123R for outstanding restricted stock and option awards held by the named executive officers if the estimate of forfeitures related to service-based vesting conditions was disregarded. There were no forfeitures by the named executive officers in fiscal years 2008 or 2007. See Note 10 to the consolidated financial statements contained in our Annual Reports on Form 10-K for the fiscal year ended September 30, 2008.

Long-term equity incentive awards are made pursuant to our MIP. The value of annual equity awards generally consist of 25% restricted stock and 75% stock options. Restricted stock awards vest on the third anniversary of the grant date. Unvested restricted stock is forfeited if the executive leaves the company prior to vesting, except by reason of death, disability or an involuntary termination of employment within two years after a change in control. In accordance with the dividend rate applicable to the declaration of dividends on our common stock from time to time, dividends on unvested restricted stock are accrued and paid upon vesting. The dividend rate is not preferential.

Stock options have an exercise price equal to the closing price of our common stock on the date of grant. Stock options vest 25% per year beginning on the first anniversary of the grant date and may be exercised over a term of ten (10) years from the date of grant for those stock options granted prior to February 27, 2008 and over a term of seven (7) years from the date of grant for those stock options granted on or after February 27, 2008. Unvested options granted before 2009 normally cease to vest upon any termination of employment other than involuntary termination of employment within two years after a change in control. If we terminate a named executive officer for cause, all outstanding options (vested and unvested) are immediately cancelled. (See page 53 for a description of the impact of termination of employment on vesting and exercisability of restricted stock and stock options.)

Non-Equity Incentive Plan Compensation (Column F)

The amounts reported in Column F represent the annual cash bonuses for the fiscal year shown awarded to the named executive officers under our AIP plan. Cash bonuses were calculated based on the degree to which the named executive officer achieved the performance criteria established for him or her by the Compensation and Succession Planning Committee in the preceding November and approved by the committee and paid in the November following the close of the applicable fiscal year. The amount shown for Mr. Yost for 2008 also includes $1,350,000 accrued for him as a result of the satisfaction of performance criteria under a multi-year long-term incentive award for the performance period ended September 30, 2008. This amount will not be paid to Mr. Yost until at least 13 months after he terminates employment with us (other than as a result of his death), and may be deferred for a longer period of time.

Under the AIP, payment of cash bonus depends upon the achievement of pre-established performance goals for the fiscal year. The Compensation and Succession Planning Committee establishes the performance goals and incentive levels under the bonus plan early in the fiscal year. Cash bonus payments depend primarily on the achievement of financial performance goals and secondarily on individual leadership goals. We use a mix of financial performance goals at the corporate and, depending on the named executive officer, business unit level. In fiscal year 2007, corporate level financial performance measures were EPS and ROCC and business unit financial performance measures were business unit EBIT and ROCC. In fiscal year 2008, ROIC replaced ROCC as a financial performance measure at both the corporate and business unit level. (See cash bonus discussion on pages 34-36 under “Compensation Discussion and Analysis.”)

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column G)

The amounts reported in Column G include the aggregate year-to-year change in the actuarial present value of the accumulated benefit under the AmerisourceBergen Drug Corporation Participating Companies Pension Plan and the AmerisourceBergen Drug Corporation Supplemental Retirement Plan. The actuarial present value of Mr. DiCandilo’s accumulated benefit decreased by $12,110 in 2008 due to the increase in the discount rate used to calculate the change in pension value from 6.30% for 2007 to 6.85% for 2008.

All Other Compensation (Column H)

The following table shows the specific components of the amounts shown for fiscal year 2008 in Column H of the Summary Compensation Table:

Name	Year	Employee Investment Plan (1)	Supplemental 401(k) Plan(2)	Financial Planning	Tax Gross Ups (3)	Country Club Dues	Airline Club and Other Dues	Car Allowance	Spouse Travel	Total
R. David Yost	2008	$9,000	$91,257	$10,855	$4,385	—	$315	$9,600	$3,943	$129,355
Michael D. DiCandilo	2008	$9,000	$40,438	$10,597	$3,610	—	—	—	—	$63,645
Steven H. Collis	2008	$9,000	$19,276	$10,420	$3,339	$7,974	—	—	—	$50,009
Jeanne B. Fisher	2008	$9,446	$10,973	$8,950	$3,846	—	$315	—	—	$33,530
John G. Chou	2008	$9,162	$7,669	$9,794	$4,339	—	—	—	—	$30,964

(1)	These amounts represent company contributions under the AmerisourceBergen Employee Investment Plan, our 401(k) plan, which were posted to the executives’ accounts during fiscal year 2008.

(2)	These amounts represent company contributions to the AmerisourceBergen Corporation Supplemental 401(k) Plan, which were posted to the executives’ accounts during fiscal year 2008.

(3)

Tax gross ups reflect federal and state taxes on financial planning services, paid on behalf of the executives during the fiscal year. Gross ups are calculated in accordance with Internal Revenue Service guidelines.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers during fiscal year 2008.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Type	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)

R. David Yost	Restricted Stock	2/27/08	—	—	—	10,417	—	—	$447,098

	Nonqualified Stock Option	2/27/08	—	—	—	—	93,750	$42.92	$918,750

	Annual Cash Bonus	n/a	$238,835	$1,425,600	$2,138,400	—	—	—	—

	Long-Term Incentive	10/1/07	$1,350,000	$2,700,000	$4,050,000

Michael D. DiCandilo	Restricted Stock	2/27/08	—	—	—	8,750	—	—	$375,550

	Nonqualified Stock Option	2/27/08	—	—	—	—	78,750	$42.92	$771,750

	Annual Cash Bonus	n/a	$125,219	$656,250	$984,375	—	—	—	—

Steven H. Collis	Restricted Stock	2/27/08	—	—	—	8,333	—	—	$357,652

	Nonqualified Stock Option	2/27/08	—	—	—	—	75,000	$42.92	$735,000

	Annual Cash Bonus	n/a	$54,991	$545,000	$817,500	—	—	—	—

Jeanne B. Fisher	Restricted Stock	2/27/08	—	—	—	2,917	—	—	$125,198

	Nonqualified Stock Option	2/27/08	—	—	—	—	26,250	$42.92	$257,250

	Annual Cash Bonus	n/a	$97,728	$325,000	$487,500	—	—	—	—

John G. Chou	Restricted Stock	2/27/08	—	—	—	2,083	—	—	$89,402

	Nonqualified Stock Option	2/27/08	—	—	—	—	18,750	$42.92	$183,750

	Annual Cash Bonus	n/a	$58,637	$195,000	$292,500	—	—	—	—

(1)

These amounts represent possible payouts of annual cash bonuses with respect to fiscal year 2008 under the AIP. The amounts shown in the “Threshold” column represent the minimum amount payable under the AIP plan based on the assumption that corporate and business unit performance exceeded the thresholds established for the financial performance goals and the named executive officer met his or her personal leadership goals. We do not pay bonus for performance that is at or below the threshold established for the financial performance goals. For performance that exceeds threshold but does not meet target, bonus payments are based on the level of performance and are increased ratably until target is reached. The actual payouts under the AIP to our named executive officers for fiscal year 2008 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. In addition, the amount shown for a possible payout at “Threshold” under the long-term incentive award granted to Mr. Yost is based on the assumption that the company will exceed the threshold required for each performance goal to achieve a minimum payout under the award. The actual amount accrued for Mr. Yost under the award with respect to the performance period ended September 30, 2008 is included in the amount shown for Mr. Yost for fiscal year 2008 in the Non-Equity Incentive Plan column of the Summary Compensation Table.

(2)

Amounts in this column represent the grant date fair value of restricted stock and stock options. The dollar value shown for restricted stock is based on the closing price of the common stock of $42.92 on February 27, 2008, the date that the restricted shares were granted. The dollar value shown for nonqualified stock options was determined on the basis of a binomial method of valuation.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table provides information on the current holdings of stock options and restricted stock awards by our named executive officers as of September 30, 2008. The market value of the shares set forth under the “Stock Awards” column was determined by multiplying the number of unvested shares by the closing price of our common stock on September 30, 2008, the last trading day of fiscal year 2008.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($)
R. David Yost	01/22/2001	163,505	—	$21.58	01/22/2011	—	—
	09/17/2001	204,381	—	$31.32	09/17/2011	—	—
	04/23/2002	204,381	—	$34.49	04/23/2012	—	—
	02/27/2003	204,381	—	$27.08	02/27/2013	—	—
	03/08/2004	173,724	—	$28.12	03/08/2014	—	—
	03/03/2005	130,293	43,431	$30.39	03/03/2015	—	—
	02/08/2006	49,818	49,818	$42.51	02/08/2016	10,833	$407,862
	02/15/2007	26,825	80,475	$54.13	02/15/2017	11,667	$439,263
	02/27/2008	—	93,750	$42.92	02/27/2015	10,417	$392,200

		1,157,308	267,474			32,917	$1,239,325
Michael D. DiCandilo	09/17/2001	51,095	—	$31.32	09/17/2011	—	—
	04/23/2002	102,190	—	$34.49	04/23/2012	—	—
	02/27/2003	112,409	—	$27.08	02/27/2013	—	—
	03/08/2004	122,629	—	$28.12	03/08/2014	—	—
	03/03/2005	91,971	30,658	$30.39	03/03/2015	—	—
	02/08/2006	38,321	38,322	$42.51	02/08/2016	8,333	$313,737
	02/15/2007	20,118	60,357	$54.13	02/15/2017	8,750	$329,438
	02/27/2008	—	78,750	$42.92	02/27/2015	8,750	$329,438

		538,733	208,087			25,833	$972,613
Steven H. Collis	08/08/2001	3,000	—	$26.63	08/08/2011	—	—
	04/23/2002	71,533	—	$34.49	04/23/2012	—	—
	02/27/2003	71,533	—	$27.08	02/27/2013	—	—
	03/08/2004	122,629	—	$28.12	03/08/2014	—	—
	03/03/2005	91,971	30,658	$30.39	03/03/2015	—	—
	02/08/2006	36,405	36,406	$42.51	02/08/2016	7,917	$298,075
	02/15/2007	19,160	57,483	$54.13	02/15/2017	8,333	$313,737
	02/27/2008	—	75,000	$42.92	02/27/2015	8,333	$313,737

		416,231	199,547			24,583	$925,549
Jeanne B. Fisher	01/02/2003	15,438	—	$28.19	01/02/2013	—	—
	03/08/2004	40,876	—	$28.12	03/08/2014	—	—
	03/03/2005	30,657	10,219	$30.39	03/03/2015	—	—
	02/08/2006	11,496	11,496	$42.51	02/08/2016	2,500	$94,125
	02/15/2007	6,706	20,119	$54.13	02/15/2017	2,917	$109,825
	02/27/2008	—	26,250	$42.92	02/27/2015	2,917	$109,825

		105,173	68,084			8,334	$313,775
John G. Chou	02/27/2003	15,328	—	$27.08	02/27/2013	—	—
	03/08/2004	16,350	—	$28.12	03/08/2014	—	—
	03/03/2005	12,569	4,190	$30.39	03/03/2015	—	—
	02/08/2006	5,365	5,365	$42.51	02/08/2016	1,167	$43,938
	02/15/2007	3,832	11,496	$54.13	02/15/2017	1,667	$62,763
	02/27/2008	—	18,750	$42.92	02/27/2015	2,083	$78,425

		53,444	39,801			4,917	$185,126

(1)	The options shown in this column have not vested and will vest at a rate of 25% per year over four years from the date of grant, subject to the named executive officer’s continued employment.

(2)	These restricted stock awards will vest 100% on the third anniversary of the date of grant.

Option Exercises and Stock Vested in Fiscal Year 2008

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal year 2008 by each of the named executive officers. No restricted stock awards vested in fiscal year 2008 for any of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
R. David Yost	81,753	$2,989,936
Michael D. DiCandilo	—	—
Steven H. Collis	2,111	$43,173
Jeanne B. Fisher	—	—
John G. Chou	—	—

(1)

Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

Pension Benefits

The following table provides information concerning pension benefits for Messrs. Yost and DiCandilo. None of the other named executive officers participate in any pension or supplemental pension plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year ($)
R. David Yost	Pension Plan	32.8	$654,771	—
	Supplemental Retirement Plan	32.8	$4,290,917	—
Michael D. DiCandilo	Pension Plan	16.8	$105,519	—
	Supplemental Retirement Plan	16.8	$314,303	—

(1)

The present value of the accumulated benefit is calculated as of the June 30, 2008 pension plan measurement date using the RP-2000 Mortality Table for Males and Females and using a discount rate of 6.85%. See Note 9 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for assumptions used to estimate the benefit obligation.

AmerisourceBergen Drug Corporation Participating Companies Pension Plan.    We maintain a qualified defined benefit pension plan for employees who meet the plan’s eligibility requirements. This pension plan was frozen as to new participants shortly after the merger on August 29, 2001 of AmeriSource Health Corporation and Bergen Brunswig Corporation that formed AmerisourceBergen. Employees first hired after September 14, 2001 are not eligible to participate in the pension plan, unless pursuant to the terms of a collective bargaining agreement with us that provides for such participation. Effective August 1, 2004, no collective bargaining agreements allow new participants to participate in the pension plan. In addition, the pension plan has been amended so that participants have ceased to earn any additional benefits under the plan for any compensation paid or services performed after June 30, 2007. Accordingly, the maximum benefits payable to participants were frozen as of June 30, 2007. Executive officers and other participants are entitled to annual pension benefits upon retirement at age 65 with at least five years of service. The benefit is equal to the number of years of credited service multiplied by 1% of the average annual compensation earned during the three consecutive years within the last ten years of participation in the pension plan that yield the highest average. The pension plan provides for early retirement at age 55 with at least 5 years of service. If an executive retires early, benefits will be reduced by 3.33% for each year between ages 55 and 60 and by 6.67% for each year between ages 60 and 65. Mr. Yost is the only named executive officer eligible for early retirement under the pension plan. All pension plan costs are paid by us and the plan and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the pension plan includes salaries and bonuses, except that compensation recognized under the plan may not exceed certain limits, as required by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code. For 2008, the compensation limit was $230,000. As required by federal law, the pension plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $180,000 or 100% of a plan participant’s average total taxable earnings during his or her highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988.

AmerisourceBergen Drug Corporation Supplemental Retirement Plan.    We also maintain a supplemental retirement plan. Benefits under the supplemental retirement plan were frozen as of June 30, 2007. Coverage under the supplemental retirement plan is limited to certain participants in the pension plan whose benefits under the pension plan are limited due to (i) restrictions imposed by the Internal Revenue Code on the amount of benefits to be paid from a tax-qualified plan, (ii) restrictions imposed by the Internal Revenue Code on the amount of an employee’s compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (iii) any reductions in the amount of compensation taken into account under the pension plan due to an employee’s participation in certain deferred compensation plans sponsored by AmerisourceBergen or one of its subsidiaries. The supplemental plan provides for a supplement to the annual pension benefit paid under the pension plan to certain individuals who are pension participants and who have been employed by AmerisourceBergen or one of its subsidiaries for five continuous years or who suffer a total and permanent disability while employed by AmerisourceBergen or one of its subsidiaries, and to the pre-retirement death benefits payable under the pension plan on behalf of such participants who die with a vested interest in the pension plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the pension plan and that which would otherwise have been payable but for the restrictions imposed by the Internal Revenue Code and any reduction in the participant’s compensation for purposes of the pension plan due to his or her participation in certain deferred compensation plans of AmerisourceBergen or one of its subsidiaries. The supplemental retirement benefit is payable in a lump sum upon termination, subject to any restrictions imposed under regulations under Section 409A of the Internal Revenue Code governing deferred compensation.

Non-Qualified Defined Contribution and Other Deferred Compensation in Fiscal Year 2008

The following table sets forth information regarding participation by the named executive officers in AmerisourceBergen’s deferred compensation plan and supplemental 401(k) plan during fiscal year 2008 and at fiscal year end.

Name	Executive Contributions in Last Fiscal Year to Deferred Compensation Plan ($) (1)	AmerisourceBergen Contributions in Last Fiscal Year to AmerisourceBergen Corporation Supplemental 401(k) Plan ($) (1)	Earnings in Last Fiscal Year in Deferred Compensation Plan ($) (2)	Earnings in Last Fiscal Year in Supplemental 401(k) Plan ($) (2)	Aggregate Withdrawals / Distributions ($)	Balance at Last Fiscal Year End in Deferred Compensation Plan ($)	Balance at Last Fiscal Year End in Supplemental 401(k) Plan ($)
R. David Yost	—	$91,257	—	$(23,829)	—	—	$172,672
Michael D. DiCandilo	—	$40,438	$(5,767)	$(13,406)	—	$21,074	$68,335
Steven H. Collis	$73,981	$19,277	$(210,482)	$(8,622)	—	$683,761	$42,080
Jeanne B. Fisher	$61,187	$10,974	$1,973	$(9,164)	—	$73,800	$61,422
John G. Chou	—	$7,669	—	$(9,347)	—	—	$44,547

(1)

The amounts shown as contributions to the deferred compensation plan and the supplemental 401(k) plan are also reported as compensation to the named executive officer in the Summary Compensation Table.

(2)

Amounts shown represent the net change to the named executive officer’s account in fiscal year 2008 for the aggregate gains and losses on the plan investments under the supplemental 401(k) plan and the deferred compensation plan. The amounts shown are not considered above market or preferential earnings and are not reported as compensation in the Summary Compensation Table.

Deferred Compensation Plan.    Eligible executive officers may elect to defer up to 50% of their annual cash compensation and have the deferred amount credited in an account under the deferred compensation plan. Deferral elections are made in December for compensation to be earned in the next year. Election forms must be filed for each year an executive officer wishes to defer compensation and each form shall specify the method of payment of benefits and the time such payment is to commence. Participants select the investment options under the plan and may change their election at any time by contacting the plan administrator. Aggregate earnings and losses on plan investments are credited to participants’ accounts on a quarterly basis. The deferred benefits will be distributed by us in accordance with the terms of the plan and payment will be made at the times elected by the executive officer in accordance with the election form. An executive officer must specify whether he or she wishes to receive payment starting in the year of retirement or in the year after retirement and may elect to receive the deferred benefits (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the plan.

AmerisourceBergen Corporation Supplemental 401(k) Plan.    Selected key management, including all of the named executive officers, participate in the supplemental 401(k) plan. The supplemental 401(k) plan credits the account of each eligible participant with an annual amount equal to four percent (4%) of the participant’s base salary and bonus incentive to the extent that his or her compensation exceeds the annual compensation limit established for our 401(k) plan by the Internal Revenue Code. The compensation limit is $230,000 for 2008. Annual accruals under the executive plan commenced effective as of January 1, 2006. In addition to annual accruals, certain eligible participants were credited with an initial amount based on his or her service after the merger in 2001 to form AmerisourceBergen. Fidelity Investments administers the supplemental 401(k) plan. Participants will be permitted to allocate the amounts in their accounts among investment options specified by the supplemental 401(k) plan administrator from time to time. Such allocation will be only for the purposes of determining gains and losses based on the performance of the underlying investments. Fidelity will credit participant accounts with plan benefits following the close of each calendar year. Account balances under the supplemental 401(k) plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated for disability, death and a change in control (as long as the participant is employed by the company on the date of the change in control). If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the supplemental 401(k) plan.

Employment Agreements

We have employment agreements with each of our named executive officers. These employment agreements were amended and restated in the last calendar quarter of 2008 to comply with Section 409A of the Internal Revenue Code and make certain other modifications. Mr. Yost’s employment agreement provides that he shall serve as Chief Executive Officer reporting to the Board. Mr. DiCandilo’s employment agreement provides that he shall serve as Executive Vice President and Chief Financial Officer of the company and Chief Operating Officer of AmerisourceBergen Drug Corporation, reporting to the Chief Executive Officer. The employment agreement for Mr. Collis provides that he shall serve as Executive Vice President of the company and President of AmerisourceBergen Specialty Group, or in any other substantially equivalent or greater position with the company (or any of its business units). The employment agreements for Ms. Fisher and Mr. Chou provide, respectively, that Ms. Fisher shall serve as Senior Vice President, Human Resources and Mr. Chou shall serve as Senior Vice President, General Counsel and Secretary. Except as noted, the employment agreements are substantially similar in form and substance. Each employment agreement provides the following:

•	Continuation of base salary in effect for the named executive officer, subject to increase in accordance with our prevailing practice from time to time.

•	Incentive compensation, bonus and benefits in accordance with our prevailing practice from time to time.

•	Rights on our part to terminate the executive for cause or without cause.

•

Rights on the executive’s part to terminate for good reason (upon at least 60 days’ prior written notice and opportunity for the company to cure) or without good reason (upon at least 30 days’ prior written notice).

•

For a period of two years following termination of employment, Messrs. Yost, DiCandilo and Chou and Ms. Fisher have agreed not to compete, directly or indirectly, with any business in which we or our subsidiaries engage or solicit any of our employees for employment. For a period of two years from termination of employment, Mr. Collis has agreed to refrain from being employed or engaged as a director, officer, consultant or independent contractor for specified competitors of the company or AmerisourceBergen Specialty Group and may not solicit any of our employees for employment.

Potential Payments upon Termination of Employment or Change in Control

Termination of Employment without Cause or Resignation with Good Reason.    Our named executive officers’ employment agreements provide for severance payments in the event that we terminate their employment without cause or they leave the company for good reason. The table below identifies what would constitute cause or good reason to terminate employment under the agreements:

Cause for termination means:	Good reason for termination means:
Continued failure to substantially perform job duties	Reduction in base salary
Willful misconduct	Diminution of authority, duties or responsibilities
Conviction of a felony	Failure to provide agreed position or pay
Conviction of a misdemeanor involving moral turpitude that materially harms the company	In the case of Mr. Yost, the failure to be elected to the Board

In order to receive severance payments, the named executive officer must sign a release of any and all claims relating to his or her employment with us. These benefits, which are generally payable for a period of two years following the loss of his or her employment unless otherwise noted, include:

•	payment of base salary and bonus (based on the average annual bonuses paid in the preceding 3 years);

•	reimbursement of costs incurred by the executive to continue health coverage after the termination of employment;

•	executive outplacement assistance;

•

if the termination occurs after bonuses for the preceding fiscal year are paid to employees generally, a pro rata target bonus for the year of termination of employment (paid when bonuses are paid to employees generally); and

•	accrued but unpaid cash compensation, such as unpaid base salary, vacation pay and business expenses (paid in a lump sum within 30 days of termination of employment).

To the extent compliance with Section 409A of the Internal Revenue Code is necessary to avoid the application of an excise tax to any of the foregoing payments and benefits, the employment agreements provide for deferral (without interest) of any affected amounts due in the six months following the termination of employment.

Termination of Employment with Cause or Resignation without Good Reason.    If we fire the executive for cause or he or she resigns without good reason, we will not pay the executive any cash severance. We will, however, pay him or her accrued but unpaid cash compensation through the date of termination. These amounts will include base salary through the date of termination, declared but unpaid bonus, accrued vacation pay and outstanding employee business expenses.

Disability or Death.    If a named executive officer becomes disabled or dies, we will pay the executive, or his or her estate, the executive’s pro rata target bonus and an amount equal to his or her accrued but unpaid cash compensation (including base salary, vacation pay and outstanding business expenses). We will pay this amount in a lump sum in cash within 30 days from the date of disability or death, except for the portion attributable to the cash bonus. That amount will be paid when the annual bonuses are paid to all employees generally.

Retirement and Deferred Compensation Benefits.    Following retirement or termination of employment, our named executive officers will receive payment of retirement benefits and deferred compensation benefits under various plans in which they participate. The value of those benefits as of September 30, 2008 is set forth on pages 47 and 48 in the tables entitled “Pension Benefits” and “Nonqualified Defined Contribution and Other Deferred Compensation.” There are no special or enhanced benefits under those plans for our named executive officers except that any account balances under the supplemental 401(k) plan would vest upon an executive’s disability or death or as a result of a change in control of the company as long as the executive is employed by us on the date of the change in control. Mr. Yost is the only named executive officer currently eligible for early retirement under the pension plan and supplemental executive retirement plan.

Change in Control.

We do not provide cash severance or enhanced benefits under the employment agreements with our named executive officers solely in connection with a change in control of the company. Certain of our benefit plans provide for accelerated vesting in connection with a change in control as follows:

•	account balances under the supplemental 401(k) plan would immediately vest upon a change in control as long as the executive is still employed by us.

•	unvested stock options will vest and restrictions on stock awards will lapse if the executive is involuntarily terminated by us, whether or not for cause, within two years after a change in control.

In the event of a change in control of the company prior to September 30, 2010, Mr. Yost would be entitled to receive under his multi-year long-term incentive award amounts earned, if any, for performance periods already completed and one-third of the total target value for the performance period in which the change in control occurs.

In addition, there are some circumstances where an award of benefits in connection with a change in control of the company is discretionary. Our internal benefits committee has discretion under our AIP to pay bonuses to eligible employees during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control. In the event of a change in control, the Board may, in its discretion, cancel outstanding options that are not exercised within 30 days of the change in control, cash out the value of outstanding options or restricted stock or make any other adjustments it deems appropriate under the MIP. The Board may also cancel any award made under the MIP in exchange for payment of an equal value in cash or stock.

No payments made to a named executive officer as a result of termination may constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements require us to reduce, if necessary, the amount of severance due to the named executive officers in connection with a termination of employment to ensure that such payments do not constitute excess parachute payments. Assuming a change in control and an involuntary termination of employment as of September 30, 2008, no amount otherwise payable to Messrs. Yost, DiCandilo or Collis would constitute an excess parachute payment and, therefore, the amounts shown in the table below do not reflect any reduction in benefits for them. Applying the Section 280G analysis to benefits otherwise payable to Ms. Fisher and Mr. Chou in the event of a change in control and an involuntary termination of employment as of September 30, 2008, would result in a reduction in benefits in the amount of $82,946 and $445,941, respectively.

Potential Payments upon Termination of Employment or Change in Control

The table below quantifies the potential payments that would be owed to each named executive officer under various scenarios involving the termination of employment or change in control of the company as of September 30, 2008, the last business day of fiscal year 2008. The amounts presented are in addition to accumulated pension benefits and the balances under our deferred compensation plan (set forth on pages 47 and 48):

Name	Benefit	Death and Termination with Disability	Termination by Executive without Good Reason	Termination by Company without Cause or by Executive for Good Reason	Termination by Company for Cause	Change in Control	Involuntary Termination with or without Cause within Two Years of Change in Control (1)
R. David Yost (2)	Accrued Unpaid Salary	$22,732	$22,732	$22,732	$22,732	—	—
	2008 Bonus	$1,425,600	—	$1,425,600	—	—	—
	Salary Continuation	—	—	$2,364,120	—	—	—
	Bonus Continuation	—	—	$2,452,525	—	—	—
	COBRA Premiums	—	—	$25,189	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$1,239,325	—	—	—	—	$1,554,243
	Incremental Pension Benefits (4)	$1,693,118	$1,693,118	$1,693,118	—	—	—
	Supplemental 401(k) plan (5)	—	—	—	—	—	—

	Total	$4,380,775	$1,715,850	$8,028,284	$22,732	—	$1,554,243
Michael D. DiCandilo	Accrued Unpaid Salary	$11,908	$11,908	$11,908	$11,908	—	—
	2008 Bonus	$656,250	—	$656,250	—	—	—
	Salary Continuation	—	—	$1,238,461	—	—	—
	Bonus Continuation	—	—	$1,051,105	—	—	—
	COBRA Premiums	—	—	$34,534	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$972,613	—	—	—	—	$1,194,913
	Incremental Pension Benefits (4)	$295,230	$295,230	$295,230	—	—	—
	Supplemental 401(k) plan (5)	$68,335	—	—	—	$68,335	—

	Total	$2,004,336	$307,138	$3,332,488	$11,908	$68,335	$1,194,913
Steven H. Collis	Accrued Unpaid Salary	$10,381	$10,381	$10,381	$10,381	—	—
	2008 Bonus	$545,000	—	$545,000	—	—	—
	Salary Continuation	—	—	$1,079,614	—	—	—
	Bonus Continuation	—	—	$762,753	—	—	—
	COBRA Premiums	—	—	$35,511	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$925,549	—	—	—	—	$1,147,851
	Incremental Pension Benefits (4)	—	—	—	—	—	—
	Supplemental 401(k) plan (5)	$42,080	—	—	—	$42,080	—

	Total	$1,523,010	$10,381	$2,478,259	$10,381	$42,080	$1,147,851
Jeanne B. Fisher	Accrued Unpaid Salary	$6,172	$6,172	$6,172	$6,172	—	—
	2008 Bonus	$325,000	—	$325,000	—	—	—
	Salary Continuation	—	—	$641,924	—	—	—
	Bonus Continuation	—	—	$330,354	—	—	—
	COBRA Premiums	—	—	$12,136	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$313,775	—	—	—	—	$387,873
	Incremental Pension Benefits (4)	—	—	—	—	—	—
	Supplemental 401(k) plan (5)	—	—	—	—	—	—

	Total	$644,947	$6,172	$1,360,586	$6,172	—	$387,873
John G. Chou	Accrued Unpaid Salary	$5,671	$5,671	$5,671	$5,671	—	—
	2008 Bonus	$195,000	—	$195,000	—	—	—
	Salary Continuation	—	—	$589,731	—	—	—
	Bonus Continuation	—	—	$190,704	—	—	—
	COBRA Premiums	—	—	$32,045	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$185,126	—	—	—	—	$215,507
	Incremental Pension Benefits (4)	—	—	—	—	—	—
	Supplemental 401(k) plan (5)	$44,547	—	—	—	$44,547	—

	Total	$430,344	$5,671	$1,058,151	$5,671	$44,547	$215,507

(1)

The benefits shown are in addition to any amounts that the executive would receive (i) as a result of the accelerated vesting of account balances under the supplemental 401(k) plan upon a change in control, as shown in the column “Change in Control,” or (ii) if the termination of his or her employment was without cause, as shown in the column “Termination by Company without Cause or by Executive for Good Reason.” Applying the Section 280G analysis to benefits otherwise payable to Ms. Fisher and Mr. Chou in the event of a change in control and an involuntary termination of employment as of September 30, 2008, would result in a reduction of benefits payable to them in the amount of $82,946 and $445,941, respectively.

(2)

Mr. Yost is the only named executive officer currently eligible to retire under our qualified pension plan, assuming retirement on September 30, 2008. If he were to have retired as of September 30, 2008, he would have received the accumulated retirement benefits shown for him in the tables on pages 47 and 48, except that the difference between the actual benefit payable as a lump sum on September 30, 2008 and the present value of the accumulated benefit shown in the Pension Benefits table is $1,951,482. In the case of Mr. Yost’s death, disability, retirement or termination of employment following a change of control occurring on September 30, 2008, Mr. Yost or his heirs would receive a distribution of the $1,350,000 accrued for him under his long-term incentive award for the performance period ended on September 30, 2008. Except in the case of death, the distribution would occur at least 13 months after the termination from service. Payments will be made within 30 days after the date of death. Accrued amounts would be forfeited if Mr. Yost’s service with us terminated for any other reason unless the Compensation and Succession Planning Committee determines otherwise.

(3)

The value of the accelerated vesting of unvested restricted stock is calculated by multiplying the number of shares of unvested restricted stock held by the named executive officer as of September 30, 2008 by $37.65, the closing price of our common stock on that date. The value of the accelerated vesting of unvested options is calculated by multiplying the number of unvested options held by the named executive officer on September 30, 2008 by the difference between the exercise price of the options and $37.65, the closing price of a share of our common stock on that date. Unvested restricted stock vests in the case of disability, death or an involuntary termination of employment within two years of a change in control of the company. Unvested stock options vest upon an involuntary termination of employment within two years of a change in control of the company.

(4)

The amount shown as payable under our supplemental retirement plan upon the termination of employment is the difference between the present value of the accumulated benefit shown in the Pension Benefits table and the actual benefit, payable as a lump sum, the named executive officer would receive had his or her employment been terminated on September 30, 2008. The actual lump sum benefit is calculated using an interest rate factor of 4.27% and the 1994 Group Annuity Mortality table in accordance with IRS rules. Benefits under the supplemental retirement plan may be forfeited by a participant if he is terminated for cause or engages in conduct that is detrimental to the company, such as joining a competitor.

(5)

The amounts shown represent the value of unvested account balances under the supplemental 401(k) plan for events that would result in the accelerated vesting and payment of those benefits. Account balances under the supplemental 401(k) plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated upon disability, death and change in control of the company (so long as the participant is employed by the company on the date of the change in control). Unvested account balances are forfeited if the participant is terminated for any reason other than death or disability. If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the supplemental 401(k) plan. Distribution of account balances upon termination of employment, death, disability or change in control are made in a lump sum. Mr. Yost is fully vested in his supplemental 401(k) plan account balance. Therefore, the amount of Mr. Yost’s vested balance (shown in the Non-Qualified Defined Contribution and Other Deferred Compensation table) is not included here. Mr. Yost would forfeit this vested benefit if we terminated his employment for cause.

Restricted Stock and Stock Option Awards.    Our restricted stock and stock option awards include provisions that result in the vesting or forfeiture of awards depending on the reason for termination of employment. These provisions are as follows:

Reason for Termination	Unvested Awards	Impact on Expiration Date of Vested Options
Termination for Cause	Forfeit	Immediately upon termination
Voluntary Termination by Executive	Forfeit	3 months from date of termination
Termination without Cause	Forfeit	1 year from date of termination (or 90 days for certain options granted prior to 2002)
Involuntary Termination by AmerisourceBergen within 2 Years of Change in Control	Restrictions Lapse on Stock/Options Vest	1 year from date of termination
Death	Restrictions Lapse on Stock/Forfeit Options	1 year from date of termination
Disability	Restrictions Lapse on Stock/Forfeit Options	1 year from date of termination
Retirement (for awards granted prior to August 10, 2004)	Forfeit	3 months from date of termination
Voluntary Retirement (for awards granted on or after August 10, 2004 but prior to February 19, 2009)	Forfeit	3 years from date of termination
Voluntary Retirement (for awards granted on or after February 19, 2009)	Restricted Stock and Options continue to vest to the extent and according to the schedule set forth in the applicable award agreement	Expires at the end of the stated term in the applicable award agreement

CERTAIN TRANSACTIONS

What is our policy with respect to transactions with related persons?

We have a written Related Persons Transactions Policy. The Audit and Corporate Responsibility Committee must approve or ratify any transaction, arrangement or relationship exceeding $120,000 in which the company and any related person has a direct or indirect material interest. This policy includes any series of transactions that exceeds $120,000 in the aggregate in any calendar year. Related persons include:

•	directors and nominees;

•	executive officers;

•	persons controlling more than 5% of our common stock;

•	the immediate family members of each of these individuals; and

•	a firm, corporation or other entity in which any of these individuals is employed or is a partner or principal or in which any of these individuals has more than 5% ownership interest.

Related persons must notify the General Counsel in advance of any proposed transaction with us. They must explain principal features of the proposed transaction, including its potential value and benefit to us. The General Counsel will refer all proposed related person transactions exceeding $120,000 to the Audit and Corporate Responsibility Committee for review.

The Audit and Corporate Responsibility Committee will consider the proposed transaction at its next regularly scheduled meeting. In reviewing the proposed transaction, the committee will take into account those factors it considers appropriate, including the business reasons for the transaction and whether the terms of the transaction are fair to the company and no less favorable than would be provided by an unaffiliated third party. The committee will also consider, if applicable, whether the proposed transaction would impair the independence of a director or present an improper conflict of interest for directors, nominees or executive officers. Directors with an interest in any proposed transaction will not vote on the proposed transaction. The committee will review and approve annually any ongoing related person transactions.

In fiscal year 2008, AmerisourceBergen was not a party to any related person transaction as described in Item 404 of SEC Regulation S-K or that required approval under our Related Persons Transactions Policy.

What is our policy with regard to loans to directors or officers?

Our corporate governance principles prohibit us from making any personal loans or extensions of credit to directors or executive officers. We do not have any programs under which we extend loans to either directors or officers.

Transactions with Management

The stepfather of Mr. Collis’s wife is employed as an information technology manager for the AmerisourceBergen Specialty Group. He received approximately $93,500 in compensation in fiscal year 2008.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table shows how much of our outstanding common stock is beneficially owned by each of the named executive officers (who comprised all of the executive officers of AmerisourceBergen as of the date shown), each of the directors, and all directors and executive officers as a group as of November 28, 2008. The table also shows how much of our outstanding common stock is beneficially owned by owners of more than 5% of our outstanding common stock.

According to the rules adopted by the SEC, a person “beneficially owns” securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 155,508,213 shares of common stock outstanding as of the close of regular trading on the NYSE on November 28, 2008.

Name and Address of Beneficial Owner (1)	Title of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (2)	Percent of Class
R. David Yost(3)	President and Chief Executive Officer and Director	1,932,225	1.24
Michael D. DiCandilo(3)	Executive Vice President and Chief Financial Officer, AmerisourceBergen Corporation, and Chief Operating Officer, AmerisourceBergen Drug Corporation	572,566	*
Steven H. Collis(3)	Executive Vice President, AmerisourceBergen Corporation, and President, AmerisourceBergen Specialty Group	436,599	*
Jeanne B. Fisher(3)	Senior Vice President, Human Resources	114,196	*
John G. Chou(3)	Senior Vice President, General Counsel and Secretary	58,361	*
Charles H. Cotros(4)	Director	42,831	*
Richard W. Gochnauer(4)	Director	1,786	*
Richard C. Gozon(4)	Director	126,338	*
Edward E. Hagenlocker(4)	Director	89,242	*
Jane E. Henney, M.D.(4)	Director	27,697	*
Michael J. Long(4)	Director	11,874	*
Henry W. McGee(4)	Director	28,954	*
J. Lawrence Wilson(4)	Director	98,809	*

All directors and executive officers as a group (13 people)(5)		3,541,478	2.28

Pzena Investment Management LLC 120 W. 45th Street, 20th Floor New York, NY 10036		10,093,314	6.49

AXA 25 Ave Matignon Paris, France		8,519,580	5.48

Vanguard Group Inc. P.O. Box 2600 V26 Valley Forge, PA 19482-2600		7,966,161	5.12

*	Less than 1.0%

(1)	The address for each named executive officer and director is: AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

(2)

Based on information furnished to the company by the respective stockholders or obtained by the company from sources we believe are reliable. The company believes that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(3)

Common stock and the percent of class listed as being beneficially owned by the company’s named executive officers include outstanding options to purchase common stock which are exercisable within 60 days of November 28, 2008, as follows: Mr. Yost, 1,157,308 shares; Mr. DiCandilo, 538,733 shares; Mr. Collis, 416,234 shares; Ms. Fisher, 105,173 shares; and Mr. Chou, 53,444 shares.

(4)

Common stock and the percent of class listed as being beneficially owned by the company’s non-employee directors include outstanding options to purchase common stock which are exercisable within 60 days of November 28, 2008, as follows: Mr. Cotros, 31,647 shares; Mr. Gochnauer, 0 shares; Mr. Gozon, 104,796 shares; Mr. Hagenlocker, 76,184 shares; Dr. Henney, 18,259 shares; Mr. Long, 7,106 shares, Mr. McGee, 21,638 shares; and Mr. Wilson, 63,921 shares.

(5)	Includes all directors and named executive officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of September 30, 2008 regarding all of the company’s existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	12,306,437	$37.00	8,103,972	(1)
Equity compensation plans not approved by security holders	—	N/A	—

Total	12,306,437	$37.00	8,103,972

(1)

Includes 7,911,723 shares available for future issuances of stock awards under the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan, 161,897 shares available for future issuance of options under the non-employee directors’ stock option plan and 30,352 shares available for future issuance of restricted common stock under the non-employee directors’ restricted stock plan.

STOCKHOLDER PROPOSAL

TO REDEEM AMERISOURCEBERGEN’S POISON PILL

(Item 4 on the Proxy Card)

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 1102, has notified us that his designee intends to introduce the following resolution at the Annual Meeting. As of December 22, 2008, Mr. Steiner held 1,200 shares of our common stock. In accordance with the proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us.

4 — Redeem Our Poison Pill

RESOLVED: Shareholders request that our Board take the steps to redeem our poison pill promptly after the annual meeting. Currently our management is protected by a poison pill that triggers at a low 15% threshold. A poison pill has the potential to give our directors increased job security if our stock price declines significantly due to our directors’ poor performance.

“Poison pills…prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it’s doing a poor job. They water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.” — “Take on the Street” by Arthur Levitt, SEC Chairman, 1993-2001

“That’s the key negative of poison pills — instead of protecting investors, they can also preserve the interests of management deadwood as well.” — Morningstar.com, Aug. 15, 2003

Statement of Kenneth Steiner

The merits of this Poison Pill proposal should be considered in the context of the need to initiate improvements in our company’s corporate governance and individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm, rated our company “Very High Concern” in takeover defenses. Our company has a classified board

(3-year director terms). This makes it very difficult to replace underperforming directors. Plus an 80%-vote was required to remove a director for cause. Additionally, there is a poison pill in place. The combination of these mechanisms lowers board accountability to shareholders.

•	The Corporate Library rated our company “high” in Governance Risk Assessment.

•

Seven of our directors were designated as “Accelerated Vesting” directors by The Corporate Library. This was due to their speeding up the vesting of stock options in order to avoid recognizing the related cost.

Additionally:

•	We had no shareholder right to:

1) Annual election of each director.

2) Call a special meeting.

3) Act by written consent.

4) Majority vote standard for election of our directors.

5) Complete simple majority vote standard.

6) Cumulative voting.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Redeem Our Poison Pill

Yes on 4

AMERISOURCEBERGEN CORPORATION’S STATEMENT IN OPPOSITION

TO THE STOCKHOLDER PROPOSAL

We recommend a vote against the proposal because we believe that our stockholder rights agreement, commonly known as a “poison pill,” is an important tool for preserving and maximizing the company’s value for all stockholders. It also enables the Board to guard against unfair or coercive takeover offers or threats.

After careful and thorough review, our Board concluded that it was in the best interests of the stockholders to adopt the rights agreement on August 27, 2001. Unless extended by our Board, the rights agreement will expire on August 27, 2011. The rights agreement is not intended to and will not prevent a takeover of our company. It does not diminish the fiduciary obligations of the Board to consider potential offers. Rather, the rights agreement permits the Board to respond in an orderly and considered fashion to unsolicited takeover bids, including those that are potentially manipulative or unfair to our stockholders. The rights agreement is designed to encourage potential acquirers to negotiate directly with our Board. In the context of an unsolicited takeover bid, our Board must gather, review and act on a significant amount of information on a timely basis to ensure that any transaction is fair to our stockholders. The rights agreement preserves flexibility for our Board to evaluate the adequacy of an offer, negotiate with the bidder, investigate possible alternatives and take the steps necessary to maximize stockholder value if there is to be a sale of the company. We believe that the rights agreement would increase the Board’s bargaining power when negotiating a potential transaction or working to formulate or pursue a superior alternative.

Several studies of U.S. public companies have validated the economic benefits of stockholder rights agreements. Studies, such as those by Shark Repellent, Georgeson & Co. and J.P. Morgan, have shown that, in completed mergers and acquisition transactions, companies with rights agreements in place have received higher premiums than those without rights agreements. These findings suggest that rights agreements serve their principal objectives, which are to protect against inadequate offers and abusive takeover tactics and to enhance the Board’s ability to achieve a higher value for stockholders. These findings are consistent with the view that the existence of a rights agreement has a favorable impact on stockholder value.

In response to the stockholder proposal, our Governance and Nominating Committee evaluated our rights agreement. To assist in its evaluation, the committee consulted with outside counsel and our primary investment bankers. The committee’s evaluation included a thorough review of the rights agreement, as a whole, and each of its operative provisions in the context of the current market environment and other protections against abusive takeovers that are available to the company. As a result of the committee’s evaluation, our Board determined, upon the committee’s recommendation, that the company should oppose the proposal.

The Board does not believe that it is appropriate to redeem the rights agreement at this time, particularly in light of the challenging capital market conditions of recent months. Market valuations are low relative to historical returns. To redeem our rights agreement now would remove an important mechanism that facilitates Board consideration of unsolicited offers and may leave the company vulnerable to unfair or coercive takeover attempts and opportunistic suitors. In the Board’s view, the rights agreement can ultimately serve to maximize the company’s value for all stockholders.

In addition, we note that the proposal refers to our company’s corporate governance performance. Our Board examines our corporate governance principles annually and makes changes as it deems appropriate. In particular, the supporting statement states that the company does not have a majority vote standard for the election of directors. This is incorrect. As more fully described on page 15 of this proxy statement, in November 2007, our Board adopted amendments to our bylaws and corporate governance principles to provide for a majority voting standard for the election of directors in uncontested elections and to implement a director resignation policy in the event that an incumbent director does not receive the required votes for re-election. We also note that, as part of its overall governance rating, The Corporate Library rates us as “low concern” with respect to Board composition, compensation and accounting. We believe that our corporate governance is effective and consistently of high quality.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“AGAINST”

THE STOCKHOLDER PROPOSAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers as well as persons who beneficially own more than 10 percent of our common stock to file with the SEC reports of ownership and changes in beneficial ownership of our common stock. Directors, executive officers and greater than 10 percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. We believe that during fiscal year 2008 all of our directors and executive officers complied with these requirements.

AVAILABILITY OF FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 (without exhibits or documents incorporated by reference therein), are available without charge to stockholders upon written request to Corporate and Investor Relations Department, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, by calling (610) 727-7000 or via the Internet at www.amerisourcebergen.com.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S PROXY STATEMENT AND

STOCKHOLDER COMMUNICATIONS

Stockholder Proposals for Inclusion in 2010 Proxy Statement.    Any proposal of a stockholder that is intended to be presented by such stockholder at AmerisourceBergen’s 2010 Annual Meeting of Stockholders must be submitted in writing by September 11, 2009 in order to be considered for inclusion in the 2010 Proxy Statement and the form of proxy relating to the 2010 meeting. All proposals should be submitted to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. Stockholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws.

Other Stockholder Proposals for Presentation at the 2010 Annual Meeting.    Stockholders of record who do not submit a proposal for inclusion in AmerisourceBergen’s proxy materials under SEC Rule 14a-8, but who instead intend to submit a proposal at the 2010 Annual Meeting must provide written notice in accordance with our bylaws. Such notice should be received no earlier than November 20, 2009 and no later than December 21, 2009. Such notice should be addressed to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 and include the information set forth in our bylaws. The proxy solicited by our Board of Directors for the 2010 Annual Meeting will confer discretionary authority with respect to any such proposal.

Other Stockholder Communications.    Stockholder communications may be submitted at any time in writing to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. Stockholder communications are communications from any stockholder to the Board of Directors, any committee or any director on matters that relate reasonably to their respective duties and responsibilities. Stockholder communications do not include stockholder proposals (discussed above) and stockholder recommendations for director nominee candidates (discussed under Process for Identifying and Evaluating Director Nominees and for Submitting Recommendations at page 16). AmerisourceBergen’s Secretary will determine, in his good faith judgment, which stockholder communications will be relayed to the Board of Directors, any committee or any director.

Appendix A

AMERISOURCEBERGEN CORPORATION

MANAGEMENT INCENTIVE PLAN

1. Background and Purpose.

(a) Background. This AmerisourceBergen Corporation Management Incentive Plan (the “Plan”), as adopted by the shareholders of AmerisourceBergen Corporation effective February 19, 2009 (the “Effective Date”), is intended to be an amendment and restatement of the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the “2002 Plan”), which was the result of the merger, effective April 23, 2002, of the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan with and into the AmeriSource Health Corporation 2001 Stock Option Plan (collectively, with the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan and the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan, the “Prior Plans”). This document applies to all grants made under this Plan on or after the Effective Date. Each grant made under the Prior Plans will remain subject to the terms of the 2002 Plan as in existence immediately prior to the Effective Date; provided, however, that upon the forfeiture or lapse of any right granted under the Prior Plans, the shares underlying such right shall again be available for issuance pursuant to this Plan.

(b) Purpose. The purpose of the Plan is to provide designated employees, directors, independent contractors and consultants of AmerisourceBergen Corporation (the “Company”) and its subsidiaries with the opportunity to receive grants of stock awards and other incentive compensation as provided in the Plan. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the individual or individuals, if any, to whom the Committee delegates authority under the Plan in accordance with Section 3(d). If no delegation of authority is in effect, the Committee shall serve as the Administrator.

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee.

“Award Agreement” means a written agreement or certificate granting an Award. An Award Agreement shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Administrator may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

“Board” means the Board of Directors of the Company.

A “Change in Control” shall be deemed to have occurred if:

(i)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person;

(ii)

The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (x) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) the sale or other disposition of all or substantially all of the assets of the Company, or (z) a liquidation or dissolution of the Company; or

(iii)

Directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

“Committee” means the Compensation and Succession Planning Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

“Common Stock” means the Common Stock of the Company.

“Disability” means eligibility for disability benefits under the terms of the Company’s long-term disability plan in effect at the time a Participant becomes disabled.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value.”

(i) If the Common Stock is publicly traded, then the Fair Market Value per share of Common Stock shall be determined as follows: (x) if the principal trading market for the Common Stock is a national securities exchange or the Nasdaq National Market, the price per share at the close of regular trading on the relevant date (or, if the relevant date is not a day in which the Common Stock is being traded, then the last such date before the relevant date), or (y) if the Common Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of shares of Common Stock on the relevant date (or, if the relevant date is not a date upon which a sale was reported, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, then the last such date before the relevant date) and as the Committee determines.

(ii) If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

“Incentive Stock Option” means a Stock Option that is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

“Parent” means any corporation that is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the relevant entity.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance Period” means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Section 162(m) Award.

“Performance Share Award” means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 12 hereof.

“Restricted Stock Unit” means a Common Stock-equivalent unit granted under the Plan and described in Section 11 hereof.

“Section 162(m) Award” means an Award described in Section 14 hereof.

“Section 162(m) Participant” means, for a given fiscal year of the Company, any Participant designated by the Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Stock Appreciation Right” means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

“Stock Award” means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

“Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrator designates as a Subsidiary for the purposes of the Plan.

“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

“Voluntary Retirement” means any voluntary termination of employment by a Participant who was, at the time of grant of any applicable Award and immediately prior to such termination of employment, an employee of the Company or any Subsidiary after reaching age sixty-two (62) and completing sixty (60) full months of continuous service with the Company and/or its Subsidiaries.

3. Administration of the Plan.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant’s termination of employment with the Company or, subject to Section 18 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to provide in an Award Agreement for forfeiture of all or part of an Award, whether or not such Award has become exercisable, nonforfeitable or earned or has previously been exercised, as the case may be, and to determine the terms and conditions of such forfeiture, which terms and conditions may include, but are not limited to, non-competition and non-solicitation requirements and/or conditions requiring the repayment to the Company of the vested and/or previously exercised portion of any Award; (vi) to determine whether a Participant has experienced a Triggering Event as defined in Section 15; (vii) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (viii) to interpret any Award Agreement delivered under the Plan, (ix) to prescribe, amend and rescind rules and procedures relating to the Plan, (x) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of various states or foreign jurisdictions, (xi) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers at the Company some or all of its authority under the Plan, and (xii) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company. The Committee may also delegate its authority to make and set the terms and conditions of Awards under the Plan to the Company’s Chief Executive Officer; provided, however, that if the Committee so delegates its authority, the Chief Executive Officer shall not have the authority to make Awards (i) to any Eligible Individual respecting more than 50,000 shares of Common Stock in any calendar year, (ii) to all Eligible Individuals respecting more than 250,000 shares of Common Stock in the aggregate in any calendar year or (iii) to Eligible Individuals, who on the date of the Award are (A) subject to the reporting rules under Section 16(a) of the Exchange Act, (B) Section 162(m) Participants or (C) officers of the Company who are delegated authority by the Committee hereunder. In addition, the Committee may delegate to the Administrator, the Chief Executive Officer and/or such other appropriate officer of the Company its authority to determine whether a Triggering Event (as defined in Section 15) has occurred and the extent to which the consequences of Section 15(a) shall apply, provided that only the Committee may determine whether a Triggering Event has occurred and the extent to which the consequences of Section 15(a) shall apply with respect any Participant who is (i) subject to the reporting rules under Section 16(a) of the Exchange Act, (ii) a Section 162(m) Participant or (iii) an officer of the Company who is delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(e) Liability of Committee. Neither any member of the Committee nor the Administrator shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct. Under no circumstances shall any member of the Committee or the Administrator be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee and the Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee or the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

4. Duration of Plan. The Plan shall remain in effect until terminated by the Board and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after February 18, 2019.

5. Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 17(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards (including Awards granted under the Prior Plans before the Effective Date, February 19, 2009, of this amended, restated and renamed Plan) shall not exceed, in the aggregate, 43,300,000 shares (which number includes shares of Common Stock that have been previously issued hereunder or pursuant to the Prior Plans, including shares of Common Stock that remain subject to forfeiture or repurchase by the Company, shares of Common Stock reserved for issuance in connection with the exercise or settlement of outstanding Awards, and shares of Common Stock available for issuance in respect of new Awards) (the “Section 5 Limit”), of which the number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 7,400,000 and the number of shares of Common Stock that may be issued under the Plan in respect of Stock Awards, Restricted Stock Units and Performance Share Awards may not exceed, in the aggregate, 2,000,000. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

(a) the number of shares subject to outstanding Awards, including Awards made under the Prior Plans, shall be charged against the Section 5 Limit; and

(b) the Section 5 Limit shall be increased by:

(i) the number of shares subject to an Award, including any Award made under the Prior Plans, (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares,

(ii) the number of shares tendered to pay the exercise price of a Stock Option or other Award, including Stock Options and Awards made under the Prior Plans, and

(iii) the number of shares withheld from any Award, including any Award made under the Prior Plans, to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award, including Stock Options and Awards made under the Prior Plans.

In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.

6. Eligible Individuals.

(a) Eligibility Criteria. Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are officers or other key employees, directors, independent contractors or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. An individual’s status as a member of the Committee or an Administrator will not affect his or her eligibility to participate in the Plan.

(b) Maximum Number of Shares per Eligible Individual. In accordance with the requirements under Section 162(m) of the Code, the limit on grants of Awards to Eligible Individuals in respect of any calendar year commencing on or after January 1, 2009 shall be 300,000 shares of Common Stock; provided, however, that with respect to Awards made under the Plan that are not based on the value or future value of a specified number of shares of Common Stock, the aggregate annual limit will be applied by taking into account the Fair Market Value of such Award expressed as a grant of shares of Common Stock.

7. Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may, at any time at or after grant, accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Option or Stock Appreciation Right first becomes exercisable. The date of a Participant’s termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

8. Stock Options.

(a) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options. Notwithstanding anything contained in the Plan to the contrary and subject to the provisions of Section 15:

(i) Termination of Employment For Cause. If a Participant is notified that the Participant will be involuntarily terminated from employment with the Company or any Subsidiary for Cause, then all unexercised stock options subject to any Award Agreement shall be forfeited as of the date of such notice, whether or not then exercisable, except to the extent otherwise specified in the applicable Award Agreement. For purposes of this Section 8, “Cause” shall mean a determination by the Board that any of the following has occurred: (A) an act or acts of dishonesty by the Participant constituting a felony under applicable law and resulting or intending to result directly or indirectly in gain to or personal enrichment of the Participant at the Company’s expense; or (B) a material breach of any provision of subsection (1), (2) or (3) below or any provision of Attachment A.

(1) Full-Time Employment. The Participant shall devote his time, attention and effort during regular business hours to the business of the Company and shall not during the term of employment be engaged in any other substantial business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Participant from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require substantial services on the part of the Participant in the operation of the affairs of the companies in which such investments are made. Notwithstanding the foregoing, the Participant may purchase securities in any corporation whose securities are regularly traded; provided, however, that such purchases shall not result in his owning beneficially at any time more than one percent (1%) of any class of securities of any corporation engaged in a business competitive with that of the Company.

(2) Unauthorized Disclosure. During the term of the Participant’s employment with the Company and at anytime thereafter, the Participant shall not, without the written consent of the Board or the Executive Committee, disclose to any person, other than as required by law or court order, or other than to an employee of the Company or any of its affiliated corporations, or other than to a person to whom disclosure is necessary or appropriate in connection with the performance by the Participant of his duties (including but not limited to disclosure to the Company’s outside accountants, attorneys or bankers of information properly requested by such persons), any confidential information obtained by Participant while the Participant is in the employ of the Company. For purposes of this Plan, “confidential information” shall mean any information of the Company that the Company treats as confidential as well as any information that a prudent officer of the Company would consider to be proprietary or confidential to the Company, including without limitation, information with respect to any of the Company’s services, customers, suppliers, techniques, patents and patent applications, methods (including manufacturing methods), products, designs, financial projections, industry projections or analyses, planned or pending agreements or future plans; provided, however, that “confidential information” shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Participant) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

(3) Works For Hire Acknowledgment; Assignment. The Participant acknowledges that all of the Participant’s work on and contributions to the Company’s products (the “Products”), including, without limitation, any and all patterns, designs, artworks and other expressions in any tangible medium (collectively, the “Works”) are within the scope of the Participant’s employment and are a part of the services, duties and responsibilities of the Participant. All of the Participant’s work on and contributions to the Works will be rendered and made by the Participant for, at the instigation of, and under the overall direction of the Company, and all of the Participant’s said work and contributions, as well as the Works, are and at all times shall be regarded as “work made for hire” as that term is used in the United States Copyright Laws. Without curtailing or limiting this acknowledgment, the Participant hereby assigns, grants, and delivers exclusively to the Company, as to work on and contribution to the Products pursuant hereto all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. The Participant will execute and deliver to the Company, or its successors and assigns, such other and further assignments, instruments and documents as it from time to time reasonably may request for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature whatsoever, including all copyrights in and to the Works. The Participant hereby constitutes and appoints the Company as its agent and attorney-in-fact, with full power of substitution, to execute and deliver said assignments, instruments or documents as the Participant may fail or refuse to execute and deliver, this power and agency being coupled with an interest and being irrevocable.

(ii) Voluntary Retirement. Effective with Awards granted on or after February 19, 2009 and unless otherwise set forth in the applicable Award Agreement, if a Participant terminates employment with the Company or any Subsidiary due to Voluntary Retirement, the Participant’s Stock Option shall continue to vest and become exercisable according to the schedule set forth in the applicable Award Agreement.

(iii) Other Termination of Employment. Except as otherwise provided above or in an Award Agreement, if a Participant terminates employment with the Company or any Subsidiary for any reason other than for “Cause” and such Participant has not satisfied the conditions to exercisability specified in the applicable Award Agreement, then the Participant shall forfeit those Stock Options which have not yet become exercisable as of the date of such termination of employment.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) are met.

(c) Option Term. Subject to the provisions of Section 15, the term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted. Notwithstanding the foregoing and subject to the provisions of Section 15:

(i) Termination of Employment Without Cause. If a Participant is notified that the Participant will be involuntarily terminated from employment with the Company or any Subsidiary without Cause, then the term of the Participant’s Stock Option shall end on the earlier of: (A) the date set forth in the applicable Award Agreement, (B) one (1) year from the date of the Participant’s termination of employment or (C) the expiration of the stated term of the Stock Option.

(ii) Disability. If a Participant terminates employment with the Company or any Subsidiary due to Disability, then the term of the Participant’s Stock Option shall end on the earlier of: (A) the date set forth in the applicable Award Agreement, (B) one (1) year from the date of the Participant’s termination of employment or (C) the expiration of the stated term of the Stock Option.

(iii) Death. If a Participant terminates employment with the Company or any Subsidiary due to death, such Participant’s estate shall have the right to exercise the Participant’s Stock Options for a period ending on the earlier of: (A) the date set forth in the applicable Award Agreement, (B) one (1) year from the date of the Participant’s death, or (C) the expiration of the stated term of the Stock Option.

(iv) Voluntary Termination of Employment. Except as otherwise provided in Section 8(c)(v) of the Plan, if a Participant terminates employment with the Company or any Subsidiary and such Participant has satisfied the conditions to exercisability specified in the applicable Award Agreement as of the date of such voluntary termination, then the term of the Participant’s Stock Options shall end on the earlier of: (A) the date set forth in the applicable Award Agreement, (B) three (3) months from the date of the Participant’s termination of employment or (C) the expiration of the stated term of the Stock Option.

(v) Voluntary Retirement.

(1) Effective with Awards granted on or after August 10, 2004 but prior to February 19, 2009, if a Participant terminates employment with the Company or any Subsidiary due to Voluntary Retirement, then the term of the Participant’s Stock Option shall end on the earlier of the date set forth in the applicable Award Agreement or three (3) years from the date of the Participant’s Voluntary Retirement.

(2) Effective with Awards granted on or after February 19, 2009 and unless otherwise set forth in the applicable Award Agreement, if a Participant terminates employment with the Company or any Subsidiary due to Voluntary Retirement, then the term of the Participant’s Stock Option shall end on the earlier of: (A) the date set forth in the applicable Award Agreement or (B) the expiration of the stated term of the Stock Option.

(d) Method of Exercise. Subject to the provisions of the applicable Award Agreement the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof or in whole or in part through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Administrator for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure which is approved by the Administrator involving a broker or dealer approved by the Administrator thereby affording Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price or to satisfy withholding tax obligations related to the Stock Option.

9. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. Subject to the provisions of Section 15, upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Administrator, payments to a Participant upon exercise of a Stock Appreciation Right may be made in shares of Common Stock, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercised. Effective with Awards granted on or after February 19, 2009 and to the extent set forth in the applicable Award Agreement, if a Participant terminates employment with the Company or any Subsidiary due to Voluntary Retirement, the Participant’s Stock Appreciation Right, if any, shall continue to vest and become exercisable according to the schedule set forth in the applicable Award Agreement and the term of such Stock Appreciation Right shall end on the earlier of the date set forth in the applicable Award Agreement or the expiration of the stated term of the Stock.

10. Stock Awards. Stock Awards shall consist of one or more shares of Common Stock granted to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement (including, without limitation, the provisions of Section 15); provided, however, that each Stock Award shall be subject to at least one of the following minimum repurchase or lapse restrictions: (a) a performance-based repurchase or lapse restriction that expires not less than one (1) year following the date of grant or (b) a time-based repurchase or lapse restriction that expires based on the Eligible Individual remaining employed or otherwise providing services to the Company for not less than three (3) years from the date the Stock Award is made. Notwithstanding anything herein to the contrary, the Committee shall be permitted to waive any repurchase or lapse restriction applicable to any Stock Award. Effective with Awards granted on or after February 19, 2009 and to the extent set forth in the applicable Award Agreement, if a Participant terminates employment with the Company or any Subsidiary due to Voluntary Retirement, the repurchase and lapse restrictions on such Participant’s Stock Award, if any, shall continue to lapse according to the schedule set forth in the applicable Award Agreement.

11. Restricted Stock Units. The Committee may from time to time grant Awards to Eligible Individuals denominated in Common Stock-equivalent units in such amounts and upon such terms as the Committee shall determine and as set forth in an applicable Award Agreement (including, without limitation, the provisions of Section 15); provided, however, that each Restricted Stock Unit Award shall be subject to at least one of the following minimum repurchase or lapse restrictions: (a) a performance-based repurchase or lapse restriction that expires not less than one (1) year following the date of grant or (b) a time-based repurchase or lapse restriction that expires based on the Eligible Individual remaining employed or otherwise providing services to the Company for not less than three (3) years from the date the Restricted Stock Unit Award is made. Notwithstanding anything herein to the contrary, the Committee shall be permitted to waive any repurchase or lapse restriction applicable to any Restricted Stock Unit Award. Restricted Stock Units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of Restricted Stock Units may be settled in Common Stock, cash, or in any combination of Common Stock and cash; provided, however, that a determination to settle an Award of Restricted Stock Units in whole or in part in cash shall be made only with approval of the Board. Except as otherwise provided in the applicable Award Agreement, the grantee shall not have the rights of a shareholder with respect to any Common Stock represented by a Restricted Stock Unit. Effective with Awards granted on or after February 19, 2009 and to the extent set forth in the applicable Award Agreement, if a Participant terminates employment with the Company or any Subsidiary due to Voluntary Retirement, the repurchase and lapse restrictions on such Participant’s Restricted Stock Unit Award, if any, shall continue to lapse according to the schedule set forth in the applicable Award Agreement.

12. Performance Share Awards. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan (including, without limitation, the provisions of Section 15). Each Award Agreement shall set forth the number of shares of Common Stock to be earned by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at such other time as the Administrator shall determine, in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Administrator shall determine. Effective with Awards granted on or after February 19, 2009 and to the extent set forth in the applicable Award Agreement, if a Participant terminates employment with the Company or any Subsidiary due to Voluntary Retirement, with respect to any Performance Share Award granted to such Participant, such Participant shall be considered to have remained employed until the end of the applicable performance period for purposes of determining whether such Performance Share Award was partially or fully earned.

13. Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

14. Section 162(m) Awards.

(a) Terms of Section 162(m) Awards Generally. In addition to any other Awards under the Plan, the Company may make Awards that are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code (“Section 162(m) Awards”). Section 162(m) Awards may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards or Other Awards the vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the performance goals specified in Section 14(b) below. Section 162(m) Awards will be made in accordance with the procedures specified in applicable Treasury regulations for compensation intended to be “qualified performance-based compensation.” Section 162(m) Awards may be subject to the provisions of Section 15.

(b) Performance Goals. For purposes of this Section 14, performance goals shall be limited to one or more of the following: (i) net revenue, (ii) net earnings, (iii) operating earnings or income, (iv) absolute and/or relative return on equity or assets, (v) earnings per share, (vi) cash flow, (vii) pretax profits, (viii) earnings growth, (ix) revenue growth, (x) book value per share, (xi) stock price and (xii) performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

(c) Other Performance-Based Compensation. The Committee’s decision to make, or not to make, Section 162(m) Awards within the meaning of this Section 14 shall not in any way prejudice the qualification of any other Awards as performance based compensation under Section 162(m). In particular, Awards of Stock Options may, pursuant to applicable regulations promulgated under Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to this Section 14.

15. Special Forfeiture and Repayment Rules.

(a) With respect to Awards made on or after February 19, 2009, in the event the Committee or its delegate determines in its sole discretion that a Triggering Event (as defined in Section 15(b) below) has occurred with respect to a Participant and unless otherwise set forth in the applicable Award Agreement, then:

(i) Provided the application of this Section 15(a)(i) has not been waived by the Committee or its delegate, any (A) outstanding Stock Option and/or Stock Appreciation Right then held by the Participant (or his permitted transferee), whether or not vested and exercisable, (B) outstanding Stock Awards and/or Restricted Stock Unit Awards granted to the Participant as to which the restrictions have not lapsed (or, with respect to Restricted Stock Unit Awards, restrictions have lapsed but the shares of Common Stock have not been delivered), and/or (C) Performance Share Awards and/or Section 162(m) Awards as to which the applicable performance period has not expired or the applicable performance period has expired but such Award has not yet been paid, will immediately and automatically be forfeited and such Participant (or his permitted transferee) will have no further rights with respect to that Award; and

(ii) Provided the application of this Section 15(a)(ii) has not been waived by the Committee or its delegate, if the Participant (or his permitted transferee) exercised a Stock Option or Stock Appreciation Right within the 12-month period immediately prior to the date of the acts or omissions that gave rise to such Triggering Event or anytime thereafter, within 10 days of receiving written notice from the Company that a Triggering Event has occurred, the applicable Participant shall pay to the Company an amount equal to the product of the number of shares of Common Stock as to which the Stock Option or Stock Appreciation Right was exercised, multiplied by the excess, if any, of the Fair Market Value per share of Common Stock on the date of exercise over the per share exercise price of that Stock Option or Stock Appreciation Right.

(iii) Provided the application of this Section 15(a)(iii) has not been waived by the Committee or its delegate, if restrictions imposed on Stock Awards and/or Restricted Stock Unit Awards have lapsed (and, with respect to Restricted Stock Unit Awards, the shares of Common Stock have been delivered to the Participant) within the 12-month period immediately prior to the date of the acts or omissions that gave rise to such Triggering Event or anytime thereafter, within 10 days of receiving written notice from the Company that a Triggering Event has occurred, the applicable Participant shall deliver to the Company a number of unrestricted shares of Common Stock equal to the number of shares of Common Stock (or Common Stock-equivalent units in the case of Restricted Stock Unit Awards) as to which restrictions have so lapsed during such 12-month period; provided that if, at the time delivery of the shares of Common Stock by the Participant is required, such Participant cannot deliver a number of unrestricted shares of Common Stock equal to the number of shares of Common Stock (or Common Stock-equivalent units in the case of Restricted Stock Unit Awards) as to which restrictions have so lapsed during such 12-month period, in addition to the delivery of the number of unrestricted shares of Common Stock by such Participant at such time, such Participant shall be required to pay to the Company an amount equal to the product of the number of such shares of Common Stock (or Common Stock-equivalent units in the case of Restricted Stock Unit Awards) as to which restrictions have so lapsed during such 12-month period (less the number of shares of Common Stock contemporaneously delivered by the Participant to the Company), multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock as of the date such restrictions lapsed over the per share purchase price paid by the Participant for such shares (or Common Stock-equivalent units), if any.

(iv) Provided the application of this Section 15(a)(iv) has not been waived by the Committee or its delegate, if, with respect to Performance Share Awards with an applicable performance period which ended within the 12-month period immediately prior to the date of the acts or omissions that gave rise to such Triggering Event or anytime thereafter, the specified performance targets for such performance period have been attained and such Performance Share Award was paid to the Participant, within 10 days of receiving written notice from the Company that a Triggering Event has occurred, the applicable Participant shall pay to the Company an amount equal to the product of the number of such shares of Common Stock delivered to the Participant, multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock as of the date such delivery over the per share purchase price paid by the Participant for such shares, if any.

(v) Provided the application of this Section 15(a)(v) has not been waived by the Committee or its delegate, if, with respect to a Section 162(m) Award with an applicable Performance Period which ended within the 12-month period immediately prior to the date of the acts or omissions that gave rise to such Triggering Event or anytime thereafter, the specified performance targets for such Performance Period have been attained and such Section 162(m) Award was paid to the Participant, within 10 days of receiving written notice from the Company that a Triggering Event has occurred, the Participant shall pay to the Company an amount equal to: (A) in the case of a Section 162(m) Award that is a Stock Option, Stock Appreciation Right, Stock Award, Restricted Stock Unit Award or Performance Share Award, the amount to be paid by the Participant to the Company determined pursuant to the provisions of Sections 15(a)(ii)-(iv) as applicable, or (B) otherwise, the amount paid to the Participant with respect to such Section 162(m) Award.

(b) Except as otherwise set forth in an applicable Award Agreement, “Triggering Event” means, unless waived in writing by the Committee or its delegate, the occurrence of any of the following:

(i) the date during the Repayment Period (as defined below in Section 15(c)) that the Participant’s employment with the Company or any Subsidiary was involuntarily terminated by the Company or any Subsidiary for Cause, either as defined herein or pursuant to an employment agreement, consulting agreement or other similar agreement that the Participant has entered into with the Company or any Subsidiary;

(ii) the date during the Repayment Period that the Participant breaches any provision of Sections 8(a)(i)(1)-(3);

(iii) the date during the Repayment Period that the Participant breaches any provision of Attachment A;

(iv) the date during the Repayment Period that the Committee determines that the Participant either (i) engaged in conduct that directly or indirectly resulted in the Company having to restate all or a portion of its financial statements or (ii) engaged in conduct which would constitute a breach of any certificate of compliance or similar attestation/certification signed by the Participant;

(v) the date during the Repayment Period that the Participant has violated any material term of an independent contractor agreement, consulting agreement or other similar agreement that the Participant has entered into with the Company or any Subsidiary;

(vi) the date during the Repayment Period that the Participant disparages or subverts the Company, or makes any statement reflecting negatively on the Company, its affiliated corporations or entities, or any of their officers, directors, employees, agents or representatives, including, but not limited to, any matters relating to the operation or management of the Company, Participant’s service with the Company and the termination of thereof, irrespective of the truthfulness or falsity of such statement;

(vii) the date during the Repayment Period that the Committee determines that the Participant committed an act or omission while an employee or other service provider of the Company or any Subsidiary that was not discovered by the Company or Subsidiary until after the termination of such Participant’s employment or other service with the Company or Subsidiary that would, if such Participant were an active employee or other service provider of the Company or Subsidiary at the time such act or omission is discovered, be reason for termination of such Participant’s employment or other service for Cause (as defined herein or pursuant to an employment agreement, consulting agreement or other similar agreement that the Participant has entered into with the Company or any Subsidiary); or

(viii) the date during the Repayment Period that the Participant fails to cooperate with the Company or any Subsidiary in all investigations of any kind, in assisting and cooperating in the preparation and review of documents and meeting with Company counsel, and in providing truthful testimony as a witness in connection with any present or future court, administrative, agency or arbitration proceeding involving the Company or any Subsidiary.

(c) Except as set forth in an applicable Award Agreement, “Repayment Period” shall mean:

(i) with respect to Triggering Events described in Sections 15(b)(i), (ii), (v), (vii) and (viii), anytime;

(ii) with respect to Triggering Event described in Sections 15(b)(iii) and (vi), the period that the Participant is employed by, or otherwise provides services to, the Company or any Subsidiary, plus the 24-month period immediately following the termination such employment or service; and

(iii) with respect to Triggering Event described in Sections 15(b)(iv), the period that the Participant is employed by, or otherwise provides services to, the Company or any Subsidiary, plus the 36-month period immediately following the termination such employment or service.

(d) Unless otherwise set forth in the applicable Award Agreement, by accepting an Award under the Plan, the Participant thereby: (i) agrees to be bound by the terms and conditions of Sections 8(a)(i)(1)-(3), Attachment A and this Section 15, including, without limitation, the required payment provisions of Sections 15(a)(ii)-(v), (ii) acknowledges and agrees that the Company would have not granted such Award in the absence such terms and conditions, (iii) represents and warrants that he will remain in full compliance with such terms and conditions, (iv) agrees to make or cause to be made the required payments set forth in Sections 15(a)(ii)-(v), as applicable, and (v) without limiting the generality of Section 15(d)(iv) above, agrees that the Company may deduct from, and set-off against, any amounts owed to the Participant by the Company or any Subsidiary (including, without limitation, amounts owed as wages, bonuses, severance, or other fringe benefits) to the extent of the amount owed by the Participant to the Company pursuant to this Section 15.

(e) An Award Agreement evidencing an Award under the Plan as to which this Section 15 applies shall provide the applicable Participant with a reasonable period of time following the date of such Participant’s receipt of such Award Agreement to refuse acceptance of such Award if he disagrees with any of the terms and conditions of this Section 15. If a Participant refuses acceptance of an Award, the Award will be immediately forfeited, the Participant will have no further rights with respect to such Award, and the shares of Common Stock underlying such Award shall again be available for grant under the Plan.

16. Non-transferability. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or as may otherwise be required by law; provided, however, that the Administrator may, subject to such terms and conditions as the Administrator shall specify, permit the transfer of an Award to a Participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided further, that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to the Participant, or, if applicable, the family member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

17. Recapitalization or Reorganization.

(a) Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, shall make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number, class and/or issuer of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number, class and/or issuer of shares of Common Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof and/or (ii) such other adjustments as it deems appropriate. The Committee’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

(c) Limitations. Notwithstanding the foregoing: (i) any adjustments made to Section 17(b) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 17(b) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; and (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 17(b) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.

18. Change in Control.

(a) If, within two (2) years following a Change in Control which occurs after the Effective Date, a Participant’s employment with the Company or any Subsidiary is involuntarily terminated by the Company or that Subsidiary, whether or not for Cause (as defined in Section 8): (i) all Stock Options or Stock Appreciation Rights of such Participant then outstanding shall become fully exercisable as of the date of such termination, whether or not exercisable, (ii) all restrictions and conditions of all Stock Awards of such Participant then outstanding shall lapse as of the date of such termination, (iii) all Restricted Stock Units of the Participant shall become nonforfeitable as of the date of such termination, and (iv) all Performance Share Awards of such Participant shall be deemed to have been fully earned as of the date of such termination.

(b) In addition, in the event of a Change in Control occurring after the Effective Date, the Board or the Committee may, in its sole discretion, make any or all of the following adjustments: (A) by written notice to each holder of an outstanding Stock Option or Stock Appreciation Right provide that such holder’s Stock Options or Stock Appreciation Rights shall be cancelled unless exercised within thirty (30) days (or such longer period as the Board or the Committee, as the case may be, shall determine) after the date of such notice; (B) provide for the payment upon termination or cancellation of a Stock Option or Stock Appreciation Right (whether or not such Stock Option or Stock Appreciation Right is otherwise exercisable) of an amount in cash, securities and/or other property (or a combination thereof) with an aggregate value equal to: (x) the excess, if any, of the aggregate Fair Market Value as of the date of such Change in Control of the Common Stock then subject to the Stock Option or Stock Appreciation Right over the product of the number of shares of Common Stock then subject to the Stock Option multiplied by the per share exercise price, less (y) an amount equal to the federal, state and local taxes, if any, required to be withheld or paid as a result of such payment; (C) provide for the cancellation of outstanding

Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Section 162(m) Awards or other Awards in exchange for payments of cash, securities and/or other property (or a combination thereof) having an aggregate value equal to the value of such Award, as determined by the Board or Committee, as the case may be, in its sole discretion; (D) substitute other property (including, without limitation, cash or other securities of the Company and securities of an entity other than the Company); and/or (E) make any other adjustments, or take other reasonable action, as the Board or the Committee, as the case may be, deem appropriate provided that no such action impairs any rights that a Participant has under the Plan without such Participant’s consent.

19. Amendment of the Plan; Amendment of Outstanding Stock Options. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further, that the Board or Committee may not, without shareholder approval, amend the Plan if such amendment could, at the time of such amendment, reasonably be expected to result in a material: (i) increase the benefits accruing to participants under the Plan; (ii) increase the aggregate number of shares issuable under the Plan (other than by adjustment pursuant to Section 17(b)); or (iii) modification of the requirements as to eligibility for participation in the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards; provided, however, that notwithstanding anything to the contrary herein, if and to the extent the Board or Committee determines that the terms of any provision of this Plan or any payment hereunder may result in the imposition of an excise tax on any Participant pursuant to Section 409A of the Code, the Board or Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any payments to such Participant hereunder as it deems necessary or advisable to limit or, if possible, avoid the impact of any such excise tax. Furthermore, notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws (including, without limitation, Section 409A of the Code), securities laws, accounting rules and other applicable state and federal laws.

20. No Repricing of Stock Options. Notwithstanding any provision in the Plan to the contrary, the Committee shall not permit the repricing of Stock Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval.

21. Miscellaneous.

(a) Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for applicable income tax withholding purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Administrator regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, in accordance with rules and procedures established by the Administrator, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to a Stock Option by having shares withheld up to an amount that does not exceed the Participant’s maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

(c) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

(d) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

(e) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, and shall not affect the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or any Subsidiary.

(f) Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms of all Awards shall be interpreted accordingly.

(g) Securities Law Restrictions. The Administrator may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(h) Compliance with Rule 16b-3.

(i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Administrator shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

(ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

(i) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(j) Invalid Provisions. In the event that any provision of this Plan is found to be invalid, unenforceable or otherwise inconsistent with any applicable law (including, without limitation Section 409A of the Code), such invalidity, unenforceability or inconsistency will not be construed as rendering any other provisions contained herein as invalid, unenforceable or inconsistent, and all such other provisions will be given full force and effect to the same extent as though the invalid, unenforceable or inconsistent provision was not contained herein.

(k) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l) Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

(m) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(n) Applicable Law. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

(o) Effective Date. The Plan, as amended and restated hereby shall be effective as of February 19, 2009.

ATTACHMENT A

Restrictive Covenants

1.

The Participant acknowledges that the Company is generally engaged in business throughout the United States. During the two-year period following the Participant’s termination of employment for any reason other than a termination by the Company without Cause or, if the Participant terminates employment as a result of Voluntary Retirement, during the period which is the greater of (i) the two-year period following such Voluntary Retirement or (ii) the period beginning on the effective date of such Voluntary Retirement and ending on the date on which any Award granted to such Participant will vest in full, the Participant agrees that he will not, unless acting with the prior written consent of the Company, directly or indirectly, own, manage, control, or participate in the ownership, management or control of, or be employed or engaged by, or otherwise affiliated or associated with, as an officer, director, employee, consultant, independent contractor or otherwise, any other corporation, partnership, proprietorship, firm, association or other business entity, which is engaged in any business, including the wholesale distribution of pharmaceutical products, that, or otherwise engage in any business that, as of the date on which the Participant’s employment with the Company terminates, is engaged in by the Company, has been reviewed with the Board for development to be owned or managed by the Company, and/or has been divested by the Company but as to which the Company has an obligation to refrain from involvement, but only for so long as such restriction applies to the Company; provided, however, that the ownership of not more than 5% of the equity of a publicly traded entity shall not be deemed to be a violation of this paragraph.

2.

The Participant also agrees that he will not, directly or indirectly, during the Participant’s employment by the Company and for two years following the termination of such employment for any reason other than a termination by the Company without Cause, induce any person who is an employee, officer, director, or agent of the Company, to terminate such relationship, or employ, assist in employing or otherwise be associated in business with any present or former employee or officer of the Company, including without limitation those who commence such positions with the Company after the date that such Participant’s employment by the Company terminates.

3.

The Participant also agrees to return, immediately following the Participant’s termination of employment, any records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records and all copies thereof) (collectively, the “Corporate Records”) provided by the Company and/or its predecessors, subsidiaries or affiliates or obtained as a result of the Participant’s prior employment with the Company and/or its predecessors, subsidiaries or affiliates, or created by the Participant while employed by or rendering services to the Company and/or its predecessors, subsidiaries or affiliates. The Participant acknowledges that all such Corporate Records are the property of the Company. In addition, the Participant shall promptly return in good condition any and all beepers, credit cards, cellular telephone equipment, business cards and computers.

4.

The Participant acknowledges and agrees that the restrictions contained in this Attachment A are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company and that the Company would not have granted an Award to the Participant in the absence of such restrictions. In the event that the provisions of this Attachment A should ever be adjudicated to exceed the limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended such that those provisions are made consistent with the maximum limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that those provisions otherwise be enforced to the maximum extent permitted by law. If a Participant has entered into an agreement pursuant to which such Participant is subject to restrictive covenants with respect to the Company that are similar in nature to the covenants of this Attachment A, the provisions of this Attachment A shall be deemed to be in addition to, not in lieu of, the provisions of such agreement.

For purposes of this Attachment A, the term “Company” shall be deemed to include subsidiaries and affiliates of the Company.

AMERISOURCEBERGEN CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 19, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint R. David Yost and John G. Chou, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania 19103, on February 19, 2009 at 2:00 p.m., Eastern Time, and at any and all adjournments and postponements thereof, as follows:

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3, AGAINST ITEM 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5.

(Continued on the reverse side. Must be signed and dated on the reverse side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for AmerisourceBergen Corporation now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

Item 1. ELECTION OF THREE DIRECTORS TO CLASS II.						FOR	AGAINST	ABSTAIN
				Item 2.	Ratification of appointment of independent registered public accounting firm.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
Nominees:				Item 3.	Approval of amendments to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan and approval of the plan, as amended.	☐	☐	☐
1 Richard C. Gozon	☐	☐	☐	The Board of Directors recommends a vote AGAINST Item 4.
				Item 4.	Stockholder proposal to redeem AmerisourceBergen’s poison pill.	☐	☐	☐
2 Michael J. Long	☐	☐	☐
				Item 5.	Other matters
3 J. Lawrence Wilson	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.eproxy.com/abc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders The Proxy Statement and the 2008 Annual Report on Form	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

10-K are available at: http://bnymellon.mobular.net/bnymellon/abc

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